UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☒ Filed by the Registrant                            ☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Gulfport Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

  14313 North May Avenue, Suite 100

  Oklahoma City, Oklahoma 73134

NOTICE OF 2013 ANNUAL STOCKHOLDERS MEETING and PROXY STATEMENT Thursday June 13, 2013 10:00 a.m. local time 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134

April 30, 2013

Dear Gulfport Energy Corporation Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134 on Thursday, June 13, 2013, at 10:00 a.m.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope. Please note that submitting a proxy will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the enclosed proxy statement. Our 2012 Annual Report to Stockholders is either enclosed with these materials or has previously been mailed to you. This proxy statement and our 2012 Annual Report to Stockholders are also available on our website at www.gulfportenergy.com/proxy.

In addition to the formal items of business to be brought before the meeting, there will be a report on our operations, followed by a question and answer period. Your interest in Gulfport Energy Corporation is appreciated. We look forward to seeing you on June 13, 2013.

Sincerely,

	James D. Palm	Mike Liddell
	Chief Executive Officer	Chairman of the Board

GULFPORT ENERGY CORPORATION

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2013

To our Stockholders:

The Annual Meeting of Stockholders of Gulfport Energy Corporation will be held on June 13, 2013 at 10:00 a.m., local time, at 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134, for the following purposes:

1.	To elect five directors to serve until the Company’s 2014 Annual Meeting of Stockholders;

2.	To approve an amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares;

3.	To approve the Company’s 2013 Restated Stock Incentive Plan;

4.	To hold an advisory vote on the Company’s executive compensation;

5.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope; or

•	Submit a ballot at the Annual Meeting.

Only stockholders of record at the close of business on April 23, 2013 or their proxy holders may vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2013. This proxy statement and the Company’s 2012 Annual Report to Stockholders are available on the Company’s website at www.gulfportenergy.com/proxy.

By Order of the Board of Directors,

Michael G. Moore

Vice President, Chief Financial Officer and Secretary

This notice and proxy statement are first being mailed to stockholders on or about May 13, 2013.

GULFPORT ENERGY CORPORATION

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

PROXY STATEMENT

i

About the Annual Meeting

Who is soliciting my vote?

The board of directors of Gulfport Energy Corporation, which we refer to as “Gulfport,” the “Company” and “we” in this proxy statement, is soliciting your vote at the 2013 Annual Meeting of Stockholders. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and consistent with the advisory vote of the Company’s stockholders obtained in 2011, the Company’s board of directors is providing the Company’s stockholders with a non-binding advisory vote on, among other proposals, the Company’s executive compensation. This and other proposals to be voted on by the Company’s stockholders at the 2013 Annual Meeting of Stockholders are described in more detail below.

What am I voting on?

You are voting on:

•	The election of directors (see Proposal 1 beginning on page 6);

•

The amendment of the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares (see Proposal 2 on page 43);

•	The approval of our 2013 Restated Stock Incentive Plan (see Proposal 3 on page 45);

•	The approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as reported in this proxy statement (see Proposal 4 on page 54);

•	The ratification of Grant Thornton LLP as our independent auditors for 2013 (see Proposal 5 beginning on page 55); and

•	Any other business properly coming before the meeting.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board of directors’ recommendations can be found with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	FOR the proposal to elect the nominated directors;

•

FOR the proposal to approve the amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares;

•	FOR the proposal to approve our 2013 Restated Stock Incentive Plan;

•	FOR the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement;

•	FOR the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for 2013.

Who is entitled to vote?

You may vote if you were the record owner of our common stock as of the close of business on April 23, 2013. Each share of common stock is entitled to one vote. As of April 1, 2013, we had 77,375,107 shares of common stock outstanding and entitled to vote, excluding 389,110 shares of our restricted common stock granted under our Amended and Restated 2005 Stock Incentive Plan, but not yet vested. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock as of the close of business on April 23, 2013 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than the ratification of our independent auditors.

How many votes are needed to approve each of the proposals?

The five nominees for election as directors at the Annual Meeting who receive the highest number of “FOR” votes will be elected as directors. This is called plurality voting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares FOR all the nominees for director named in Proposal 1.

Approval of the amendment to our restated certificate of incorporation to increase the total number of authorized shares of our common stock from 100,000,000 to 250,000,000 requires the affirmative “FOR” vote of a majority of the outstanding shares of our common stock entitled to vote thereon. Abstentions will have the same effect as negative votes in determining whether this proposal was approved by the stockholders. Broker non-votes will not be counted for voting purposes and will have no effect on the result of the vote on this proposal.

Proposals 3, 4 and 5 require the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Except with respect to the proposal to ratify our independent auditors, where broker non-votes will be counted, only votes for or against these proposals will be counted as votes cast and abstentions and broker non-votes will not be counted for voting purposes.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting;

•	Sending our Corporate Secretary a written document revoking your earlier proxy; or

•	Voting again at the meeting.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by mail or ballot. Employees of Computershare Trust Company, N.A. will act as inspectors of election.

Will my vote be confidential?

Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspectors of election have access to your vote. Directors and employees of the Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. The ratification of Grant Thornton LLP as our independent auditors for 2013 is considered routine. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on that proposal. This is a broker non-vote. The proposals to elect directors, to approve the amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock, to approve our 2013 Restated Stock Incentive Plan and to approve, on an advisory basis, the Company’s executive compensation are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.

How are votes counted?

In the election of directors contemplated by Proposal 1, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposals 2, 3, 4 and 5, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

What if I return my proxy but don’t indicate my vote on the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the card, FOR the approval of the amendment to our restated certificate of incorporation to increase the total number of authorized shares of our common stock, FOR the approval of our 2013 Restated Stock Incentive Plan, FOR approving, on an advisory basis, the Company’s executive compensation as described in this proxy statement and FOR the ratification of Grant Thornton LLP as our independent auditors for 2013.

Could other matters be decided at the Annual Meeting?

We have not received any stockholder proposals and are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The Annual Meeting is open to all holders of our common stock.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to enter the meeting. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

How can I access the Company’s proxy materials and annual report electronically?

This proxy statement and the Company’s 2012 Annual Report to Stockholders are available on the Company’s website at www.gulfportenergy.com/proxy.

Board of Directors Information

What is the makeup of the board of directors and how often are the members elected?

Our board of directors currently consists of six members who are elected annually. We have elected to reduce the size of our board of directors to five members, which change will be effective when new directors are elected at this meeting. The majority of these directors are independent under the Nasdaq listing standards.

What if a nominee is unable or unwilling to serve?

That is not expected to occur. If it does, shares represented by proxies will be voted for a substitute nominated by the board of directors.

How are directors compensated?

Our policy is that members of our board of directors who are also our officers or employees do not receive compensation for their services as directors. The compensation of our non-employee directors is described below.

Cash Compensation

In 2012, we paid our non-employee directors a monthly retainer of $1,000 and a per meeting in-person attendance fee of $500 and reimbursed all ordinary and necessary expenses incurred by non-employee directors in the conduct of our business. In addition to the fees described above, each committee member of our board of directors receives $3,000 per year for his service on each committee, provided that the committee chairman receives $4,500 per year per committee. As of the date of this proxy statement, no changes to the cash compensation structure for our non-employee directors have been made for 2013. In addition, a special committee of the board of directors was formed in 2012 in connection with the Company’s contribution of its Permian Basin assets to Diamondback Energy, Inc. and the Company’s initial acquisition of Utica Shale acreage from Windsor Ohio LLC in 2012. Each special committee member received an aggregate of $30,000 for service on the special committee, of which $5,000 was paid in April 2012 and $25,000 was paid in December 2012, while the special committee chairman received an aggregate of $42,500, of which $7,500 was paid in April 2012 and $35,000 was paid in December 2012.

Equity Compensation

From time to time, we have provided our non-employee directors with equity compensation under our Amended and Restated 2005 Stock Incentive Plan as additional compensation and incentive, and we intend to continue to provide equity compensation to our non-employee directors under our 2013 Restated Stock Incentive Plan if approved. Our current non-employee directors are Donald L. Dillingham, Craig Groeschel, David L. Houston and Scott E. Streller. In May 2011, we granted 6,666 shares of our restricted common stock to Mr. Dillingham under our Amended and Restated 2005 Stock Incentive Plan, which shares vest in three annual installments of 2,220 on March 16, 2012, 2,220 shares on March 18, 2013 and 2,226 shares on March 18, 2014. In October 2011, we granted 6,666 shares of our restricted common stock to Mr. Groeschel under our Amended and Restated 2005 Stock Incentive Plan in connection with Mr. Groeschel’s appointment to our board of directors in August 2011, which shares vest in three annual installments of 2,220 shares on December 15, 2011, 2,220 shares on December 14, 2012 and 2,226 shares on December 16, 2013. Neither Mr. Streller nor Mr. Houston received any awards in 2011 under our Amended and Restated 2005 Stock Incentive Plan because we granted 6,666 shares of our restricted common stock to each of them in November 2009. In November 2012, we granted 6,666 shares of our restricted common stock to each of Mr. Houston and Mr. Streller under our Amended and Restated 2005 Stock Incentive Plan, which in each case vest in three equal annual installments of 2,222 shares, beginning on December 14, 2012. Further details regarding our director compensation in 2012 are set forth under the heading “Director Compensation” below.

Insurance and Indemnification

We provide liability insurance for our directors and officers at a current annual cost of approximately $410,000. In addition, our certificate of incorporation sets forth limitations on our directors’ liability to our stockholders. Further, our bylaws contain indemnification and advancement of expenses provisions for the benefit of our directors and officers.

How often did the board of directors meet in 2012?

The board of directors met seven times in 2012. In addition to these meetings, the board of directors adopted resolutions by unanimous written consent. Each director attended at least 75% of the aggregate meetings of the board of directors and the meetings of the committees on which he served.

Election of Directors and Director Biographies

(Proposal 1 on the Proxy Card)

Who are this year’s nominees?

The directors standing for election this year to hold office until the 2014 Annual Meeting of Stockholders and until each such director’s successor is elected are:

DONALD L. DILLINGHAM, age 50. Mr. Dillingham has served as a director of the Company since November 2007. Since August 2001, Mr. Dillingham has served as the Senior Portfolio Manager for Avondale Investments, LLC and Merit Advisors, Inc., each of which is a registered investment advisor. Mr. Dillingham is currently the Senior Portfolio Manager for two mutual funds, a member of the investment committee of Merit Advisors, Inc. and the Vice-President/Treasurer of the Merit Advisors Investment Trust. From August 2002 to December 2004, Mr. Dillingham served as an adjunct professor of finance at the University of Oklahoma. From April 1998 to August 2001, Mr. Dillingham served as Senior Vice President, portfolio manager and state director for J.P. Morgan Investment Management. From March 1996 to April 1998, Mr. Dillingham served American Express as the state director responsible for managing the financial planning services and product sales for the state of Oklahoma. From May 1994 to December 1996, Mr. Dillingham worked for Bank of America as Vice-President of Investment Banking. Mr. Dillingham began his career in the finance industry with Stifel, Nicolaus as a fixed income analyst, risked based market maker and sales manager from August 1984 to May 1994. Mr. Dillingham received a Bachelors of Business and Administration in Accounting from the University of Oklahoma and his Masters of Business and Administration in Finance from Oklahoma City University. Mr. Dillingham is a Chartered Financial Analyst, a Certified Public Accountant and a Certified Financial Planner.

CRAIG GROESCHEL, age 45. Mr. Groeschel has served as a director of the Company since August 2011. Since 1996, Mr. Groeschel has served as a founding pastor of LifeChurch.tv, one of the largest churches in the United States, reaching over 30,000 people each weekend. Since founding LifeChurch, Mr. Groeschel has served on its Board of Directors. Under Mr. Groeschel’s leadership, LifeChurch has grown to 15 locations in the United States. Mr. Groeschel received a Bachelors in Business Marketing from the Oklahoma City University and a Masters of Divinity from the Phillips Graduate Seminary. Mr. Groeschel is a frequent speaker at various domestic and international forums and an author of a number of books.

DAVID L. HOUSTON, age 60. Mr. Houston has served as a director of the Company since July 1998. Since 1991, Mr. Houston has been the principal of Houston & Associates, a firm that offers life and disability insurance, compensation and benefits plans and estate planning. Prior to 1991, Mr. Houston was President and Chief Executive Officer of Equity Bank for Savings, F.A., an Oklahoma-based savings bank and is the former chair of the Oklahoma State Ethics Commission and the Oklahoma League of Savings Institutions. In May 1992, in settlement of administrative litigation (and without any finding or admission of guilt) brought by the U.S. Office of Thrift Supervision against him in his capacity as an executive officer of a thrift institution, Mr. Houston entered into a consent order under which he agreed not to serve as an officer of, or participate in the affairs of, insured depository institutions. The order relates to alleged violations of certain lending practices in early 1990 or before. Mr. Houston served on the board of directors and executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, from January 1993 until December 2008 and is the former chair of the Oklahoma State Ethics Commission and the Oklahoma League of Savings Institutions. Mr. Houston has served as a director of Gulfport since July 1998 and is the chairman of its audit committee. He also served as a director of Bronco Drilling Company from May 2005 until December 2010 and was a member of its audit committee. Mr. Houston received a Bachelor of Science degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University.

JAMES D. PALM, age 68. Mr. Palm has served as a director of the Company since February 2006 and as Chief Executive Officer of the Company since December 2005. Prior to joining the Company, Mr. Palm pursued oil and gas investments primarily in Oklahoma, the Texas Panhandle and Kansas as the manager and owner of

Crescent Exploration, LLC, a company he founded in 1995. Mr. Palm currently serves as a member of the Industry Advisory Committee of the Oklahoma Corporation Commission. From October 2001 through October 2003, Mr. Palm served as the Chairman of the Oklahoma Energy Resources Board. From 1997 through 1999, Mr. Palm served as the President of the Oklahoma Independent Petroleum Association. Mr. Palm received a Bachelor of Science degree in Mechanical Engineering in 1968, and a Masters in Business Administration in 1971, both from Oklahoma State University.

SCOTT E. STRELLER, age 45. Mr. Streller has served as a director of the Company since August 2006. Since April 1993, Mr. Streller has operated an insurance agency for Farmer’s Insurance and Farmer’s Financial Solutions. Mr. Streller received a Master’s degree in Athletic Administration from Oklahoma State University and a Bachelor of Business Administration degree in Business Management from the University of Central Oklahoma.

What does the board of directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTORS

What are the committees of the Board?

Our board of directors has the following committees:

Committee	Members	Principal Functions	Number of Meetings in 2012
Audit	David L. Houston* Donald L. Dillingham Scott E. Streller

•   Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance.

•   Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.

•   Monitors our compliance with legal and regulatory requirements.

•   Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•   Reviews and approves related party transactions.

•   Appoints, determines compensation, evaluates and terminates our independent auditors.

•   Pre-approves audit and permissible non-audit services to be performed by the independent auditors.

•   Prepares the report required by the Securities and Exchange Commission, or the SEC, for the inclusion in our annual proxy statement.

•   Reviews and reassesses the adequacy of the audit committee charter on a periodic basis.

			6

Compensation	Scott E. Streller David L. Houston*	• Oversees and administers our executive compensation policies, plans and practices and evaluates their impact on risk and risk management. • Assists the board of directors in discharging its responsibilities relating to the compensation of our executives, including our chief executive officer, and other key employees. • Administers our equity-based compensation plans, including the grants of stock options, restricted stock awards and other equity awards under such plans.	4

Committee	Members	Principal Functions	Number of Meetings in 2012

•   Makes recommendations to the board with respect to incentive compensation.

•   Conducts annual performance evaluation of the committee.

•   Reviews disclosure related to executive compensation in our proxy statement.

•   Reviews and considers the stockholders’ advisory vote on executive compensation and the frequency of holding such advisory vote.

•   Reviews and reassesses the adequacy of the compensation committee charter.

Nominating	Donald L. Dillingham David L. Houston Scott E. Streller*

•   Assists the board of directors in developing criteria for, identifying and evaluating individuals qualified to serve as members of our board of directors.

•   Selects and recommends director candidates to the board of directors to be submitted for election at the Annual Meeting and to fill any vacancies on the board of directors.

•   Periodically reviews and makes recommendations regarding the composition and size of the board of directors and each of its committees.

•   Reviews and recommends to the board of directors appropriate corporate governance policies and procedures for the Company.

•   Conducts an annual assessment of the qualifications and performance of the board of directors.

•   Annually reviews and reports to the board of directors on the performance of management.

•   Reviews and reassesses the adequacy of the nominating committee charter.

1

*	Committee Chairperson

Do the committees have written charters?

Yes. The charters for our Audit Committee, Compensation Committee and Nominating Committee can be found on our website at www.gulfportenergy.com under the “Corporate Governance” caption. You may also obtain copies of these charters, as well as our Code of Business Conduct and Ethics, which is described below, by writing to our Corporate Secretary, Michael G. Moore, at Gulfport Energy Corporation, 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134.

Corporate Governance Matters and Communications with the Board

Who are our independent directors?

Our board of directors has determined that Donald L. Dillingham, Craig Groeschel, David L. Houston and Scott E. Streller meet the standards regarding independence set forth in the Nasdaq listing standards and are free of any relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company.

Our board of directors has determined that each member of the Audit Committee is independent for purposes of serving on such committee under the Nasdaq listing standards and applicable federal law. In addition, our board of directors has determined that each current member of the Audit Committee is financially literate under the Nasdaq listing standards and that each of Mr. Houston, who serves as the Chairman of the Audit Committee, and Mr. Dillingham qualifies as the “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Our board of directors has also determined that each member of the Compensation Committee and the Nominating Committee meets the independence requirements applicable to those committees under the Nasdaq rules. In addition, our board of directors determined that each member of our compensation committee is an “outside director” in accordance with Section 162(m) of the Internal Revenue Code and a “non-employee director” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Do our non-management directors meet separately without management?

Our non-management directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the board of directors. During 2012, our non-management directors met in an executive session on November 5, 2012.

How can I communicate with the board of directors?

Individuals may communicate with our board of directors or individual directors by writing to our Corporate Secretary, Michael G. Moore, at Gulfport Energy Corporation, 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134. Our Corporate Secretary will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, relates to the functions of our board of directors or a committee thereof or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairman of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

Do directors attend the Annual Meeting?

Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend the Annual Meeting of Stockholders. Three of our directors attended the 2012 Annual Meeting of Stockholders in person and one attended telephonically.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer and all senior financial officers. Our Code of Business Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics is posted on our website under the “Investor Relations—Corporate Governance” caption.

Nominating Process for Directors, Director Qualifications and Review of Director Nominees

The Nominating Committee is comprised of three non-employee directors, all of whom are independent under Nasdaq listing standards. As provided by the Nominating Committee’s charter, our Nominating Committee identifies, investigates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and diversity. Generally, the committee identifies candidates through the personal, business and organizational contacts of the directors and management.

Potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of our board of directors and the evolving needs of our business. It is the policy of our board of directors that at all times at least a majority of its members meets the standards of independence promulgated by Nasdaq and the SEC and that all members reflect a range of talents, ages, skills and expertise, particularly in the areas of accounting and finance, management, leadership and oil and gas related industries sufficient to provide sound and prudent guidance with respect to our operations and the interests of our stockholders. In addition to the foregoing factors, our Nominating Committee considers diversity in its evaluation of candidates for board membership. Although our board of directors does not have a formal diversity policy, our board believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. Our Nominating Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with its periodic review of the composition of the board and the size of the board as a whole.

We also require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all meetings of the board of directors and applicable committee meetings. In accordance with its charter, our Nominating Committee periodically reviews the criteria for the selection of directors to serve on our board and recommends any proposed changes to our board of directors for approval.

Our board of directors will consider stockholder nominations for director candidates upon written submission of such recommendation to our Corporate Secretary along with, among other things, the nominee’s qualifications and certain biographical information regarding the nominee, such nominee’s written consent to serving as a director if elected and being named in the proxy or information statement and certain information regarding the status of the stockholder submitting the recommendation, all in the manner required by our amended and restated bylaws and the applicable rules and regulations promulgated under the Exchange Act. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our board of directors at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our board of directors.

Our board of directors may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our board of directors will seek to achieve a balance of knowledge, experience and capability on the board. Our board of directors uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by current board members, professional search firms and other persons. After completing its evaluation, our board of directors approves the final slate of director nominees.

Our Nominating Committee approved the director nominees submitted for election at this Annual Meeting. Each nominee is a current board member and brings a strong and unique background and set of skills to our board of directors, giving our board of directors as a whole competence and experience in a variety of areas, including corporate governance and board service, executive management, oil and natural gas industry, accounting and finance and risk assessment and management. Specifically, in nominating the candidates submitted for election at this Annual Meeting, our Nominating Committee considered such directors’ past service on our board and the information discussed in each of the directors’ individual biographies set forth beginning on page 6 above. In particular, with regard to Mr. Palm, our Nominating Committee considered his public company experience as an executive officer and director of Gulfport, as well as his strong oil and natural gas background and his current and prior service with various state and independent advisory boards and committees in the petroleum industry. With regard to Mr. Dillingham, our Nominating Committee considered his strong background in finance and risk assessment and management developed as part of his career as a registered investment advisor and portfolio manager, as well as his academic experience. With regard to Mr. Groeschel, our Nominating Committee considered his leadership and prior board service at a non-profit organization, community involvement and administrative and public speaking skills. With regard to Messrs. Houston and Streller, our Nominating Committee considered their respective business backgrounds and risk assessment skills. Each of the director nominees has consented to serve as a director if elected.

Director Leadership Structure

Since December 2005, the positions of Chairman of the Board and Chief Executive Officer have been held by two different individuals. Separating these positions has allowed our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the board in its fundamental role of providing advice to and oversight of management. In accordance with our bylaws, the position of the Chairman of the Board is an executive officer position and not an independent director position. The Chairman of the Board has provided leadership to our board of directors and worked with the board of directors to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board has set the board agendas, with the input from other members of the board and our management, facilitated communications among and information flow to directors, had the power to call special meetings of our board of directors and stockholders and presided at meetings of our board of directors and stockholders. The Chairman of the Board has also advised and counseled our Chief Executive Officer and other officers. Our board of directors does not have a position of a lead director.

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe that the atmosphere of our board is collegial, that all board members are well engaged in their responsibilities, and that all board members express their views and consider the opinions expressed by other directors. We do not believe that appointing an independent board chairman, or a lead or presiding director, would improve the performance of our board of directors. Further, four out of five director nominees are independent under the Nasdaq listing standards and SEC rules. We believe that all of our independent directors have demonstrated leadership in business enterprises and are familiar with board processes. Our independent directors are involved in the leadership structure of our board by serving on our Audit, Nominating and Compensation committees, each having a separate independent chairperson. Specifically, the chair of our Audit Committee oversees the accounting and financial reporting processes, as well as compliance with legal and regulatory requirements. The chair of our Compensation Committee oversees our compensation policies and practices and their impact on risk and risk management. The chair of our Nominating Committee monitors matters such as the composition of the board and its committees, board performance and best practices in corporate governance. As such, each committee chair provides independent leadership for purposes of many important functions delegated by our board of directors to such committee.

Board of Director’s Role in Risk Oversight

As an exploration and production company, we face a number of risks, including risks associated with the supply of and demand for oil and natural gas, volatility of oil and natural gas prices, exploring for, developing, producing and delivering oil and natural gas, declining production, environmental and other government regulations and taxes, weather conditions, including hurricanes, that can affect oil and natural gas operations over a wide area, adequacy of our insurance coverage, political instability or armed conflict in oil and natural gas producing regions and overall economic environment. Management is responsible for the day-to-day management of risks we face as a company, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. It its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our Chairman of the Board meets regularly with our Chief Executive Officer and our Chief Financial Officer to discuss strategy and risks facing the Company. Our executive officers regularly attend the board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Other members of our management team periodically attend board meetings or are otherwise available to confer with the board to the extent their expertise is required to address risk management matters. Periodically, our board of directors receives presentations from senior management on strategic matters involving our operations. During such meetings, our board of directors also discusses strategies, key challenges, and risks and opportunities for the Company with senior management.

While our board of directors is ultimately responsible for risk oversight at the Company, our three committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. Our Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our Nominating Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the Audit Committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent registered public accounting firm and providing an open venue for communication among the independent registered public accounting firm, financial and senior management, our internal auditors and the board of directors of the Company. A more detailed description of the responsibilities of the Audit Committee is set forth in its written charter, which is posted on our website at www.gulfportenergy.com. The following report summarizes certain of the Audit Committee’s activities with respect to its responsibilities during 2012.

Review with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed with management and Grant Thornton LLP, an independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2012.

Controls and Procedures. Management has established and maintains a system of disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that we file or submit under the Securities Exchange Act of 1934, as amended, or the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and includes controls and procedures designed to provide reasonable assurance that information required to be disclosed by us in those reports is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of December 31, 2012, management conducted an evaluation of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective to provide reasonable assurance that the information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. The Audit Committee discussed with management and Grant Thornton LLP the quality and adequacy of the Company’s disclosure controls and procedures.

Management has also established and maintains a system of internal controls over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate and that the judgments inherent in the preparation of financial statements are reasonable. Management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on management’s evaluation under the framework in Internal Control—Integrated Framework, management concluded that our internal control over financial reporting was effective as of December 31, 2012, as discussed in more detail in Management’s Report on Internal Control Over Financial Reporting, which was included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013. Our internal control over financial reporting as of December 31, 2012 has been audited by Grant Thornton LLP, as stated in its attestation report, which was included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013. The Audit Committee reviewed and discussed with management and Grant Thornton LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Independent Auditing Firm. The Audit Committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with that firm its independence from the Company.

Recommendation to the board of directors. Based on its review and discussions noted above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

THE AUDIT COMMITTEE

David L. Houston, Chairman

Donald L. Dillingham

Scott E. Streller

Executive Officers

The following table sets forth the name, age and positions of each of our executive officers as of the record date:

Name	Age	Position
Mike Liddell	59	Chairman of the Board
James D. Palm	68	Chief Executive Officer
Michael G. Moore	56	Vice President, Chief Financial Officer and Secretary

Biographical information for Mr. Palm is set forth in this proxy statement under the heading “Election of Directors and Director Biographies.”

MIKE LIDDELL. Mr. Liddell has served as a director of the Company since July 1997 and as Chairman of the Board of the Company since July 1998. Mr. Liddell served as Chief Executive Officer of the Company from April 1998 to December 2005 and President of the Company from July 2000 to December 2005. Mr. Liddell also served as President and Chief Executive Officer of Caliber Development Company, LLC from March 2004 until June 2006, and has served as its Chief Executive Officer since June 2006. In addition, Mr. Liddell served as Chief Executive Officer of DLB Oil & Gas, Inc., a publicly held oil and natural gas company, from October 1994 to April 1998, and as a director of DLB Oil & Gas from 1991 through April 1998. From 1991 to 1994, Mr. Liddell was President of DLB Oil & Gas. From 1979 to 1991, he was President and Chief Executive Officer of DLB Energy. Mr. Liddell served as a director of Bronco Drilling Company, Inc., a provider of contract land drilling services, from May 2005 until August 2008 and as its Chairman of the Board from May 2005 until August 2007. Mr. Liddell received a Bachelor of Science degree in education from Oklahoma State University. In April 2013, Mr. Liddell notified us that he will not stand for re-election as a director at our 2013 Annual Meeting of Stockholders and, as a result, his tenure as Chairman of the Board will end at the conclusion of that meeting. Mr. Liddell’s decision to not stand for re-election as a director or continue as Chairman of the Board was not the result of any disagreement between Mr. Liddell and the Company.

MICHAEL G. MOORE. Mr. Moore has served as Vice President, Chief Financial Officer and Secretary of the Company since July 2000. From May 1998 through July 2000, Mr. Moore served as Vice President and Chief Financial Officer of Indian Oil Company. From September 1995 through May 1998, Mr. Moore served as Controller of DLB Oil & Gas. Prior to that, Mr. Moore served as Controller of LEDCO, Inc., a Houston based gas marketing company. Mr. Moore received both his Bachelor of Business Administration degree in Finance and his Masters in Business Administration from the University of Central Oklahoma.

Executive Compensation

Compensation Discussion And Analysis

Overview

The compensation discussion and analysis set forth below provides an overview of our compensation program, including the objectives and rationale of each element of compensation, for each of our named executive officers. This section also describes the actions and decisions of the compensation committee of our board of directors, and of our board of directors, as they relate to our executive compensation decisions. The compensation committee, which is composed entirely of independent directors, is primarily responsible for establishing, implementing and monitoring our compensation programs, including those applicable to our executive officers. In particular, the compensation committee’s current role is to oversee, on behalf of our board of directors, our compensation and benefit plans and policies, administer our stock plans (including reviewing and approving equity grants to directors and executive officers) and review and approve annually all compensation decisions relating to our Chief Executive Officer, Chairman of the Board and Chief Financial Officer. The compensation committee meets at least annually to review executive compensation programs, approve compensation levels, consider performance targets, review management performance and administer our equity-based compensation plans. The compensation committee operates in accordance with its charter, adopted effective as of February 14, 2006, which sets forth the committee’s powers and responsibilities, which are described in more detail under the heading “Election of Directors and Director Biographies—What are the committees of the Board?”

Compensation Philosophy and Objectives

The objectives of our compensation program are to:

•	attract and retain key executives;

•	align the interests of our executives with those of our stockholders; and

•	motivate and reward individual performance and contributions.

Compensation Decisions in 2012

In the fall of 2011, the compensation committee engaged Equilar, an outside consultant, to provide executive compensation analysis for 2011 focusing on how base salaries, annual bonuses, equity awards and total compensation packages of our Chief Executive Officer and Chief Financial Officer compared to such compensation elements of similarly situated executives at peer group companies. The 2011 Equilar survey included the following industry peer companies: Abraxas Petroleum Corporation, Berry Petroleum Company, Brigham Exploration Company, Carrizo Oil & Gas, Inc., Chesapeake Energy Corporation, Concho Resources Inc., Devon Energy Corporation, Energy XXI (Bermuda) LTD, EV Energy Partners, LP, Goodrich Petroleum Corporation, Petroleum Development Corporation, Petroquest Energy Inc., RAM Energy Resources, Inc., Sandridge Energy Inc., SM Energy Company, Stone Energy Corporation, Swift Energy Company and Whiting Petroleum Corporation. The 2011 Equilar survey revealed that, similar to the results of a prior 2010 Equilar survey, the compensation of each of these named executive officers was below both the mean and median amounts received by similarly situated executives at peer group companies with respect to each compensation element based on information publicly-available at the time, except that the value of our Chief Financial Officer’s 2011 restricted stock award exceeded both mean and median values of equity awards granted to Chief Financial Officers of peer group companies. The compensation committee reviewed the results of the 2011 Equilar survey and evaluated the bonuses and equity awards for 2011 and the compensation packages for 2012 for our Chairman of the Board, Chief Executive Officer and Chief Financial Officer in light of the compensation packages received by their peers. The compensation committee also considered our 2011 performance, the value these executives bring to the Company, market trends, peer benchmarking, economic climate, the respective experience and leadership roles of these executives and the Company’s desire to retain these executives. The compensation committee noted that in 2011 the Company continued to demonstrate strong performance metrics as compared to its peers based on one year total stockholder return, three year total stockholder return and net income.

Based on these considerations, in October 2011, the compensation committee granted 2011 discretionary bonuses to our Chief Executive Officer and our Chief Financial Officer. Such bonuses represented increases from bonuses granted to such executive officers for the prior year, which were intended to reflect our strong 2011 performance and their respective contributions to the Company, including with respect to the Company’s successful completion of the underwritten public equity offerings to finance acquisitions of oil and gas assets, including in the Utica Shale in Eastern Ohio. The bonuses were also intended to bring these named executive officers’ overall compensation closer to the total compensation received by similarly situated executives at peer group companies. The compensation committee also increased our Chief Executive Officer’s annual salary to $250,000, effective August 16, 2011, and adjusted our Chairman of the Board’s salary for the annual increase in the cost of living contemplated by his then-current employment agreement. The compensation committee also considered the need to continue to incentivize our named executive officers by providing long term equity awards with a time vesting component in light of peer group companies’ practices. The compensation committee noted its intention to evaluate an equity award grant for our Chief Executive Officer in 2012 to further incentivize him, considering that all of his previously granted equity awards had vested. In light of the restricted stock award granted to our Chairman of the Board in March of 2010 and the restricted stock awards granted to our Chief Financial Officer in November 2010 and May 2011, the compensation committee did not recommend any equity awards for such named executive officers at that time. The compensation committee also determined to grant a $500,000 discretionary bonus payable in January 2012 to our Chairman of the Board in recognition of his continuing contributions to the Company. The compensation committee did not make any other substantive changes to our named executive officers’ compensation structure for 2012 at that time.

In February 2012, once the Company’s 2011 results of operations were available, the compensation committee again reviewed the compensation packages for our named executive officers for 2012 in light of our prior year’s performance and the 2011 Equilar survey of compensation packages of similarly situated executive officers at peer group companies. During such review, the compensation committee evaluated our strategy for recruiting, retaining and motivating our named executive officers and key employees. The compensation committee noted the Company’s strong financial performance on the basis of total stockholder value metrics and considered our named executive officers’ respective contributions to our strong operating and financial performance, including our successful completion of three equity offerings in 2011 to, among other purposes, finance the acquisition of certain strategic assets in the Utica Shale in Eastern Ohio. The compensation committee indicated its desire to adjust the incentive structure for our named executive officers to align their interests more closely with those of our stockholders and to more adequately reward such named executive officers for their respective performances in 2011. Following such discussion, the compensation committee determined to grant restricted stock awards of 40,000 shares, 67,500 shares and 40,000 shares of restricted common stock to our Chairman of the Board, our Chief Executive Officer and our Chief Financial Officer, respectively, under our Amended and Restated 2005 Stock Incentive Plan. See “Compensation Components—Restricted Stock Awards” below. The compensation committee also evaluated the need for a new employment agreement with each of our Chairman of the Board and our Chief Executive Officer to, among other things, increase their salaries to be commensurate with their respective levels of responsibility with the Company, as well as the need for an employment agreement with our Chief Financial Officer.

In the fall of 2012, the compensation committee again engaged Equilar to provide executive compensation analysis for 2012 focusing on how base salaries, annual bonuses, equity awards and total compensation packages of our Chief Executive Officer and Chief Financial Officer compared to such compensation elements of similarly situated executives at peer group companies. The 2012 Equilar survey included the following industry peer companies: Abraxas Petroleum Corporation, Approach Resources Inc., Berry Petroleum Company, Carrizo Oil & Gas, Inc., Chesapeake Energy Corporation, Concho Resources Inc., Continental Resources, Inc., Devon Energy Corporation, Energy XXI (Bermuda) LTD, EV Energy Partners, LP, Goodrich Petroleum Corporation, Halcon Resources Corp., Laredo Petroleum Holdings, Inc., PDC Energy, Inc., Petroquest Energy Inc., Sandridge Energy Inc., SM Energy Company, Stone Energy Corporation, Swift Energy Company, W&T Offshore, Inc. and Whiting Petroleum Corporation. The 2012 Equilar survey revealed that the total compensation of each of these named executive officers was below both the median and the mean amounts of total compensation received by similarly situated executives at peer group companies based on information publicly-available at the time. Furthermore, each element of these named executive officers’ compensation was below the median and the mean amounts for similarly situated executives at peer group companies, except that the amount of our Chief Executive Officer’s 2012 annual bonus exceeded both the median and mean annual bonus of such similarly situated executives and the value of our Chief Executive Officer’s 2012 restricted stock award exceeded the median value of restricted stock awards granted to such similarly situated executives based on information publicly-available at the time. The compensation committee reviewed the results of the 2012 Equilar survey and evaluated the bonuses and equity awards for 2012 and the compensation packages for 2013 for our Chairman of the Board, Chief Executive Officer and Chief Financial Officer in light of the compensation packages received by their peers. The compensation committee also considered our 2012 performance, the value these executives bring to the Company, market trends, peer benchmarking, economic climate, the respective experience and leadership roles of these executives and the Company’s desire to retain these executives. The compensation committee noted that in 2012 the Company continued to demonstrate strong performance metrics as compared to its peers based on one year total stockholder return, three year total stockholder return and net income.

Based on the foregoing considerations, and after examining the Company’s strategy for recruiting, retaining and motivating key employees, the compensation committee approved the Company entering into a new employment agreement with each of Messrs. Liddell, Palm and Moore in November 2012. Each of these agreements was entered into effective November 1, 2012, and the terms of the agreements are described in more detail below under the heading “Employment Agreements.” Also in November 2012, the compensation committee granted discretionary bonuses in the amount of $500,000 to our Chief Executive Officer and our Chief Financial Officer for the 2012 fiscal year. The amount of each such bonus was the same as the bonus granted to such executive officers for the prior year, which was intended to reflect our continued strong performance in 2012 and the contributions of such executive officers to the Company, including with respect to the Company’s successful completion of an offering of senior notes to finance acquisitions of oil and gas assets, including in the Utica Shale in Eastern Ohio. The bonuses were also intended to keep these named executive officers’ overall compensation closer to the total compensation received by similarly situated executives at peer group companies. The compensation committee also determined to grant a $500,000 discretionary bonus for the 2013 fiscal year to our Chairman of the Board in recognition of his continuing contributions to the Company.

Compensation Policy

The key elements of our compensation program are salary, annual bonus and long-term incentive compensation. We use these elements to meet our compensation objectives as follows:

•

Attract and retain key executives. We believe that to attract and retain talented executives, we must offer compensation that is competitive with the compensation of similarly-situated executives of comparable companies within the oil and natural gas industry. To facilitate the retention of our executives, we entered into an employment agreement, effective November 1, 2012, with each of Messrs. Liddell, Palm and Moore. Each employment agreement has an initial term of three years and will automatically renew for successive one-year periods unless the Company or the applicable executive gives notice to the other, in accordance with the terms of the employment agreement, that it has elected to not renew the agreement.

•

Align the interests of our executives with those of our stockholders. In the past, we used both options and restricted stock awards to provide long-term incentive compensation and to align the financial interests of our executives with those of our stockholders. Since 2006, we have used only restricted stock awards to incentivize our named executive officers. It is anticipated that in the future the compensation committee will continue to structure our long-term incentive compensation in the form of restricted stock awards, consistent with peer group companies’ practices. For a discussion of the Company’s long-term incentive policy, see “Long Term Incentive Compensation” below.

•

Stock Options. Stock options represent the right of an option holder to buy shares of our common stock at an exercise price equal to the market value of our common stock on the date of grant. Under our outstanding stock options, the right to buy underlying shares generally vested in 36 substantially equal monthly installments from the date of grant, except that certain options vested in five substantially equal annual installments beginning on the first anniversary of the date of grant. All outstanding options have now vested. We awarded these stock options in order to align compensation with company performance as the options become valuable to the executive only if the stock price increases from the date of grant. Also, stock options require a long-term commitment by executives to realize the appreciation potential of the options.

•

Restricted Stock Awards. In December 2008, the compensation committee granted a restricted stock award of 66,667 shares of restricted common stock to our Chief Executive Officer under our Amended and Restated 2005 Stock Incentive Plan. All of these shares of restricted common stock had vested as of December 31, 2012. We did not grant any equity awards to any of our executive officers in 2009. As additional compensation and incentive, in March 2010, the compensation committee granted a restricted stock award of 66,667 shares of restricted common stock to our Chairman of the Board under our Amended and Restated 2005 Stock Incentive Plan, which shares vested in 12 substantially equal quarterly installments and all of which had vested as of December 31, 2012. In November 2010, the compensation committee granted a restricted stock award of 45,000 shares of restricted common stock to our Chief Financial Officer under our Amended and Restated 2005 Stock Incentive Plan to continue to provide incentive to him, which shares vest in five annual installments. Of this amount, 18,000 shares had vested as of December 31, 2012 and the 27,000 remaining unvested shares vest in two annual installments of 12,000 shares on December 17, 2013 and 15,000 shares on December 17, 2014. In May 2011, the compensation committee granted a restricted stock award of 25,000 shares of restricted common stock to our Chief Financial Officer under our Amended and restated 2005 Stock Incentive Plan, of which 5,000 shares had vested as of December 31, 2012 and the 20,000 remaining unvested shares vest in three annual installments of 5,000 shares on June 17, 2013, 6,667 shares on June 16, 2014 and 8,333 shares on June 17, 2015. In addition, in February 2012, the compensation committee granted restricted stock awards of 40,000 shares, 67,500 shares and 40,000 shares of restricted common stock to our Chairman of the Board, our Chief Executive Officer and our Chief Financial Officer, respectively, under our Amended and Restated 2005 Stock Incentive Plan. Of these shares, 15,000, 42,500 and 27,500 shares held by our Chairman of the Board, our Chief Executive Officer and our Chief Financial Officer, respectively, had vested as of March 31, 2013. The remaining 25,000 unvested shares of restricted common stock granted under our Amended and Restated 2005 Stock Incentive Plan to our Chairman of the Board in February 2012 vest in seven quarterly installments, with 15,000 shares vesting during the remainder of 2013 and 10,000 shares vesting in 2014. The remaining 25,000 unvested shares of restricted common stock granted under our Amended and Restated 2005 Stock Incentive Plan to our Chief Executive Officer in February 2012 vest in seven quarterly installments, with 15,000 shares vesting during the remainder of 2013 and 10,000 shares vesting in 2014. The remaining 12,500 unvested shares of restricted common stock granted under our Amended and Restated 2005 Stock Incentive Plan to our Chief Financial Officer in February 2012 vest in seven quarterly installments, with 7,500 shares vesting during the remainder of 2013 and 5,000 shares vesting in 2014. Restricted stock awards ensure that our executives have a continuing stake in the long-term success of the Company as the value of the award will depend on the stock price at the time of vesting.

•

Motivate and reward individual performance and contributions. The Company’s evaluation of the individual performance of each executive officer affects most aspects of the executive’s compensation. Individual performance and level of responsibility are considered in determining an executive’s annual salary, and are important factors in deciding whether to grant discretionary bonuses and equity awards.

Compensation Components

Base Salary

Base salary is designed to provide basic economic security for our executives and be competitive with salary levels for comparable executives at our peer group companies. As discussed under the heading “Employment Agreements” below, we entered into new employment agreements with each of our named executive officers in November 2012. Each of our named executive officers is entitled to a base salary in each year of such executive’s employment agreement, the amount of which is to be reviewed from time to time by the compensation committee and may be adjusted upward, but not downward, by the compensation committee in its sole discretion. In determining the amount of the base salaries of our executive officers in connection with the negotiation of their respective employment agreements, the compensation committee considered numerous factors, including the compensation of executive officers of comparable companies within the oil and natural gas industry, the performance of such executive officer, the experience and leadership qualities of such executive officer, the value such executive officers brings to the Company and the Company’s strategy for recruiting, retaining and motivating key employees. In the future, we anticipate that the compensation committee will continue to review the base salaries of our named executive officers on an annual basis, subject to the terms of any employment agreements that we may have with our named executive officers, and will consider similar factors in making base salary determinations. Prior to entering into new employment agreements in November 2012, the annual base salaries for our Chairman of the Board, our Chief Executive Officer and our Chief Financial Officer were $273,861, $250,000 and $300,000, respectively. Under the terms of the new employment agreements, each effective November 1, 2012, with our named executive officers, each of our Chairman of the Board, Chief Executive Officer and Chief Financial Officer is entitled to a base salary of $300,000. In February 2013, the compensation committee increased the base salary for each of these officers to $400,000. For additional information, see “Compensation Decisions in 2012” above.

Discretionary Bonus

The annual bonus is an incentive designed to motivate our executives to maximize stockholder return. Pursuant to the terms of the new employment agreements with our named executive officers, each of our Chairman of the Board, Chief Executive Officer and Chief Financial Officer is entitled to receive an annual cash bonus. The compensation committee is required to determine the amount of the annual cash bonus awarded to each of our executive officers, provided that the amount of the bonus must equal or exceed the minimum annual bonus amount, as set forth in each executive’s employment agreement. The current minimum annual cash bonus of each of our Chairman of the Board, Chief Executive Officer and Chief Financial Officer is $500,000. In November 2012, the compensation committee granted discretionary bonuses in the amount of $500,000 to our Chief Executive Officer and our Chief Financial Officer for the 2012 fiscal year. The amount of each such bonus was the same as the bonus granted to such executive officers for the prior year, which was intended to reflect our continued strong performance in 2012 and the contributions of such executive officers to the Company, including with respect to the Company’s successful completion of an offering of senior notes to finance acquisitions of oil and gas assets, including in the Utica Shale in Eastern Ohio. The bonuses were also intended to keep these named executive officers’ overall compensation closer to the total compensation received by similarly situated executives at peer group companies. The compensation committee also determined to grant a $500,000 discretionary bonus for the 2013 fiscal year to our Chairman of the Board in recognition of his continuing contributions to the Company. For additional information, see “Compensation Decisions in 2012” above.

Long-Term Incentive Compensation

2012 and 2013 Awards. In February 2012, the compensation committee reviewed and discussed the Company’s current equity compensation plan and objectives. The compensation committee also considered the need to issue new equity awards as old awards become fully vested, so as to provide future incentives to our executive officers. Upon review, the compensation committee granted restricted stock awards of 40,000 shares, 67,500 shares and 40,000 shares, respectively, of restricted common stock to our Chairman of the Board, Chief Executive Officer and Chief Financial Officer under our Amended and Restated 2005 Stock Incentive Plan. In February 2013, the

compensation committee granted restricted stock awards of 50,000 shares of restricted common stock each to our Chairman of the Board, Chief Executive Officer and Chief Financial Officer. For additional information regarding these awards, see “—Compensation Policy—Align the interests of our executives with those of our stockholders—Restricted Stock Awards” above.

Long-Term Incentive Policy. Although in the past we awarded both options and restricted stock as part of our long-term incentive compensation program, our board of directors and the compensation committee believe that restricted stock awards are an essential component of our compensation strategy, and currently intend to primarily offer such awards in the future. Further, we anticipate that any equity awards granted to our executive officers during 2013 will be in the form of restricted stock. The Committee may also determine to issue other forms of stock-based awards to our named executive officers or other eligible participants under our Amended and Restated 2005 Stock Incentive Plan or other equity incentive plans in effect at that time. Our current equity incentive plan is described below under the heading “Existing Amended and Restated 2005 Stock Incentive Plan.” The compensation committee did not establish any objective performance targets for 2013. As discussed in Proposal 3 below, we are seeking our stockholders’ approval of 2013 Restated Stock Incentive Plan.

Termination and Change of Control Benefits

As described in more detail under “Employment Agreements” and “Potential Payments Upon Termination, Resignation or Change of Control,” we have entered into employment agreements with our named executive officers that provide for specified payments and benefits upon certain termination events, including termination following a change of control. The employment agreements contain termination and change of control provisions that we believe are comparable to similar provisions employed by a majority of the companies in our industry peer group. The compensation committee believes these agreements encourage executives to remain in our employment in the event of a change of control of the Company and during circumstances which indicate that a change of control might occur. The compensation committee believes this program is important in maintaining strong leadership and in encouraging retention in these situations.

Perquisites and Other Personal Benefits

We provide certain of our named executive officers with a limited number of perquisites or other personal benefits, primarily consisting of life insurance premiums and, in the case of our Chief Executive Officer and Chief Financial Officer, a company vehicle, that we believe help provide a competitive package of compensation and benefits. The value of these benefits is disclosed in the Summary Compensation Table.

Broad-Based Employee Benefits

401(k) Plan. We have retirement savings plan in which our named executive officers currently participate. The retirement plan is a tax qualified 401(k) plan that covers all eligible employees including the named executive officers. Under the plan, we make a safe harbor contribution equal to 3% of each eligible employee’s gross annual compensation for the prior calendar year. We also have the ability to make an additional, discretionary contribution based on each eligible employee’s gross annual compensation for the prior calendar year. Both contributions are made regardless of employee’s deferrals into the plan. In 2012, we made a safe harbor and discretionary contribution totaling 6% for eligible employees, subject to certain limitations provided by our 401(k) plan and the Internal Revenue Service’s regulations. All contributions made by us on behalf of an employee are 100% vested when contributed. For more details regarding our 401(k) plan, see “Retirement Plans—401(k) Plan” below.

Other Benefits. Our named executive officers are eligible to participate in all of our other employee benefit plans which include medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as all other employees.

Effect of Our Compensation Policies and Practices on Risk and Risk Management

The compensation committee reviews the risks and rewards associated with our compensation policies and programs. We believe that such policies and programs encourage and reward prudent business judgment and appropriate risk-taking over the long term. With respect to specific elements of compensation:

•

We believe that our programs balance short- and long-term incentives for our executive officers providing for an appropriate mix of fixed, discretionary and equity compensation that encourages long-term performance.

•

We believe that annual base salaries for our named executive officers do not encourage excessive risk-taking as they are fixed amounts that are subject to discretionary increases by our compensation committee that may be based on, among other factors, annual performance evaluations. We also believe that such annual base salaries are set at reasonable levels, as compared to the base salaries of similarly-situated individuals at our peer group companies, and therefore do not encourage our named executive officers to be overly conservative with respect to taking an appropriate amount of risk to increase stockholder value.

•

Our annual bonuses are designed to award achievement of short-term results. Subject to the minimum annual bonus amounts set forth in the employment agreements of our executive officers, the amounts of such bonuses are within the discretion of and determined by our compensation committee and may be based upon, among other factors, the Company’s performance for the prior fiscal year and annual performance evaluations of our named executive officers.

•

Restricted stock awards and stock options granted to our named executive officers are subject to time vesting provisions. We award restricted stock awards to ensure that our executives have a continuing stake in the long-term success of the Company as the value of the award will depend on the stock price at and after the time of vesting. We have awarded stock options in order to align compensation with company performance, as the options become valuable to the executive only if the stock price increases from the date of grant. Also, stock options require a long-term commitment by executives to realize the appreciation potential of the options. We believe that our long-term equity awards do not encourage excessive risk taking that may be associated with equity awards that vest based strictly on achieving certain targets. We also believe that our long-term equity awards provide incentive to our named executive officers to take an appropriate amount of risk.

Based on the foregoing, the compensation committee believes that the Company does not utilize compensation policies and programs creating risks that are reasonably likely to have a material adverse impact on the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the Chief Executive Officer and the Chief Financial Officer) of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. Our policy is to periodically review and consider whether particular compensation and incentive payments to our executives will be deductible for federal income tax purposes. We intend, to the extent feasible and when we believe it is in the best interests of the Company and its stockholders, to attempt to qualify executive compensation as tax deductible where it does not adversely affect the development and execution of our compensation plans. However, the compensation committee may from time to time approve non-deductible payments in order to maintain flexibility in structuring appropriate compensation programs in the interests of the Company and our stockholders. For example, the compensation committee has in the past granted stock options with time based vesting provisions that would be considered performance based compensation, but in recent years has granted restricted stock that is subject to time based vesting and does not constitute performance based compensation that will satisfy the exception to the deduction limit.

Accounting Implications of Executive Compensation Policy

We are required to recognize compensation expense of all stock-based awards pursuant to the provisions of FASB ASC Topic 718, “Compensation—Stock Compensation.” Non-vested shares are deemed issued and outstanding from a legal perspective; however, under U.S. generally accepted accounting principles, or GAAP, only vested shares are included in basic shares outstanding. Also, under GAAP, non-vested shares are included in diluted shares outstanding when the effect is dilutive.

The Role of Stockholders’ Say-on-Pay Vote

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”) in accordance with the Dodd-Frank Act. At our June 2011 annual meeting of stockholders, our stockholders expressed substantial support for the compensation of our named executive officers, with approximately 99.7% of the votes cast for approval of the “say-on-pay” advisory vote. The compensation committee evaluated the results of the 2011 “say-on-pay” advisory vote at its October 2011 meeting. At our June 2012 annual meeting of stockholders, our stockholders again expressed substantial support for the compensation of our named executive officers, with approximately 94.4% of the votes cast for approval of the “say-on-pay” advisory vote. The compensation committee believes that the results of the 2011 and 2012 “say on pay” advisory votes affirm our stockholders’ support of our executive compensation policies and practices. The compensation committee also believes that our executive compensation policies and practices are appropriate and reasonably consistent with market practices and with the long-term interests of the Company and its stockholders, and thus did not make any significant changes to such policies and practices in 2012. The compensation committee will continue to consider the outcome of our stockholders’ future “say-on-pay” votes when making compensation decisions for our named executive officers.

Report of the Compensation Committee on Executive Compensation

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the compensation committee:

David L. Houston

Scott E. Streller

Compensation Committee Interlocks and Insider Participation

No current member of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as member of our board of directors or compensation committee.

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our principal executive officer, principal financial officer and our other highest paid executive officer for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
James D. Palm	2012	$258,333	$500,000	$2,521,800	(3)	$—	$23,380	$3,303,513
Chief Executive Officer	2011	$234,375	$500,000	$—		$—	$18,846	$753,221
	2010	$225,000	$100,000	$—		$—	$22,686	$347,686

Mike Liddell	2012	$280,025	$500,000	$1,494,400	(4)	$—	$19,431	$2,293,856
Chairman of the Board	2011	$267,534	$50,000	$—		$—	$18,846	$336,380
	2010	$262,330	$50,000	$662,003	(5)	$—	$22,686	$997,019

Michael G. Moore	2012	$300,000	$500,000	$1,494,400	(6)	$—	$30,093	$2,324,493
Vice President, Chief	2011	$300,000	$500,000	$758,000	(7)	$—	$24,971	$1,582,971
Financial Officer and Secretary	2010	$300,000	$225,000	$783,000	(8)	$—	$28,811	$1,336,811

(1)	The amount reported in the Stock Awards column reflects the fair value of the restricted stock award on the award date. The amount was calculated using certain assumptions, as set forth in Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K, filed with the SEC on March 1, 2013.
(2)	Amounts for Mr. Liddell include our 401(k) plan contributions of $18,846, $18,846 and $22,686 for 2012, 2011 and 2010, respectively, and $585 attributable to Company sponsored health club membership in 2012. Amounts for Mr. Palm include our 401(k) plan contributions of $18,846, $18,846 and $22,686 for 2012, 2011 and 2010, respectively, and $4,534 attributable to Company sponsored sporting tickets in 2012. The amounts for Mr. Moore for 2012, 2011 and 2010 represent our 401(k) plan contributions of $18,846, $18,846 and $22,686, respectively, $6,250, $6,125 and $6,125, respectively, attributable to use of a company vehicle and $4,997 attributable to Company sponsored sporting tickets and health club membership in 2012.
(3)	Mr. Palm’s 2012 restricted stock award of 67,500 shares of our restricted common stock vests in 12 quarterly installments, with 37,500 shares vesting in 2012, 20,000 shares vesting in 2013 and 10,000 shares vesting in 2014.
(4)	Mr. Liddell’s 2012 restricted stock award of 40,000 shares of our restricted common stock vests in 12 quarterly installments, with 10,000 shares vesting in 2012, 20,000 shares vesting in 2013 and 10,000 shares vesting in 2014.
(5)	Mr. Liddell’s 2010 restricted stock award of 66,667 shares of our restricted common stock vested in 12 substantially equal quarterly installments and all 66,667 shares had vested as of December 31, 2012.
(6)	Mr. Moore’s 2012 restricted stock award of 40,000 shares of our restricted common stock vests in 12 quarterly installments, with 25,000 shares vesting in 2012, 10,000 shares vesting in 2013 and 5,000 shares vesting in 2014.
(7)	Mr. Moore’s 2011 restricted stock award of 25,000 shares of our restricted common stock vests in five annual installments. Of this amount, 1,667 shares vested on June 17, 2011, 3,333 shares vested on June 15, 2012, 5,000 shares vest on June 17, 2013, 6,667 shares vest on June 16, 2014 and 8,333 shares vest on June 17, 2015.
(8)	Mr. Moore’s 2010 restricted stock award of 45,000 shares of our restricted common stock vests in five annual installments. Of this amount, 3,000 shares vested on December 17, 2010, 6,000 shares vested on December 17, 2011, 9,000 shares vested on December 17, 2012, 12,000 shares vest on December 17, 2013 and 15,000 shares vest on December 17, 2014.

GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made to our principal executive officer, our principal financial officer and our other highest paid executive officer in the fiscal year ended December 31, 2012 under any Company plan.

	Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
James D. Palm	—	—	—	—	67,500	(1)	—	—	2,521,800
Chief Executive Officer

Mike Liddell	—	—	—	—	40,000	(2)	—	—	1,494,400
Chairman of the Board

Michael G. Moore	—	—	—	—	40,000	(3)	—	—	1,494,400
Vice President, Chief Financial Officer & Secretary

(1)	Mr. Palm’s restricted stock award of 67,500 shares of our restricted common stock vests in 12 quarterly installments beginning on March 16, 2012, with 37,500 shares vesting in 2012, 20,000 shares vesting in 2013 and 10,000 shares vesting in 2014.
(2)	Mr. Liddell’s restricted stock award of 40,000 shares of our restricted common stock vests in 12 quarterly installments beginning on March 16, 2012, with 10,000 shares vesting in 2012, 20,000 shares vesting in 2013 and 10,000 shares vesting in 2014.
(3)	Mr. Moore’s restricted stock award of 40,000 shares of our restricted common stock vests in 12 quarterly installments beginning on March 16, 2012, with 25,000 shares vesting in 2012, 10,000 shares vesting in 2013 and 5,000 shares vesting in 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning equity awards outstanding for our principal executive officer, our principal financial officer and our other highest paid executive officer at December 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
James D. Palm	125,000	—	$11.20	12/1/2015	30,000	(3)	$1,146,600
Mike Liddell	182,908	—	$3.36	1/24/2015	30,000	(4)	$1,146,600
Michael G. Moore	—	—	$—	—	62,000	(5)	$2,369,640

(1)	The option expiration date reflects the tenth anniversary from the date of grant.
(2)	Market value of shares or units that have not vested is based on the closing price of $38.22 per share of our common stock on the NASDAQ Global Select Market on December 31, 2012, the last trading day of 2012.
(3)	These unvested shares of restricted stock vest in eight quarterly installments as follows: 20,000 shares vest in 2013 and 10,000 shares vest in 2014.

(4)	These unvested shares of restricted stock vest in eight quarterly installments as follows: 20,000 shares vest in 2013 and 10,000 shares vest in 2014.
(5)	Of these unvested shares of restricted stock: (i) 27,000 shares vest in two annual installments as follows: 12,000 shares vest on December 17, 2013 and 15,000 shares vest on December 17, 2014; (ii) 20,000 shares vest in three annual installments as follows: 5,000 shares vest on June 17, 2013, 6,667 shares vest on June 16, 2014 and 8,333 shares vest on June 17, 2015; and (iii) 15,000 shares vest in eight quarterly installments as follows: 10,000 shares vest in 2013 and 5,000 shares vest in 2014.

OPTION EXERCISES AND STOCK VESTED

The following table provides certain information for the named executive officers on stock option exercises during 2012, including the number of shares acquired upon exercise and the value realized, and the number of shares acquired upon the vesting of restricted stock awards.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James D. Palm	—	—	37,500	1,131,844
Mike Liddell	—	—	32,227	980,056
Michael G. Moore	20,000	592,900	37,333	1,178,992

(1)	Value realized on vesting is based on the vesting date closing price per share of our common stock on the NASDAQ Global Select Market.
(2)	Value realized on exercise is based on the difference between the exercise price and the exercise date closing price per share of our common stock on the NASDAQ Global Select Market.

DIRECTOR COMPENSATION

The following table contains information with respect to 2012 compensation of our directors who served in such capacity during that year, except that the 2012 compensation of those directors who are also our named executive officers is disclosed in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Donald L. Dillingham	50,500	—	—	50,500
Craig Groeschel	44,500	—	—	44,500
David L. Houston	69,500	218,845	—	288,345
Scott E. Streller	55,500	218,845	—	274,345

(1)	For additional information regarding the fees earned or paid in cash to our non-employee directors in 2012, please see “Board of Directors Information—How are directors compensated? —Equity Compensation.”
(2)	There were 4,446, 2,226, 4,444 and 4,444 shares of unvested restricted common stock outstanding at the end of 2012 for Messrs. Dillingham, Groeschel, Houston and Streller, respectively. In addition, options to purchase an aggregate of 20,000 shares of common stock were outstanding for Mr. Houston at the end of 2012.

Retirement Plans

401(k) Plan

We maintain a retirement savings plan, or a 401(k) Plan, for the benefit of our eligible employees who have attained the age of 18. Currently, employees may elect to defer their compensation up to the statutorily prescribed limit. During the following year, we make a safe harbor contribution equal to 3% of each eligible employee’s gross annual compensation for the prior calendar year. We also have the ability to make an additional, discretionary contribution based on each eligible employee’s gross annual compensation for the prior calendar year. Both contributions are made, regardless of employee’s deferrals into the plan. In 2012, we made a safe harbor and discretionary contribution totaling 6% for eligible employees, subject to certain limitations provided by our 401(k) plan and the Internal Revenue Services’ regulations. All contributions made by us on behalf of an employee are 100% vested when contributed. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

Amended and Restated 2005 Stock Incentive Plan

Our Amended and Restated 2005 Stock Incentive Plan was adopted to enable us, and any of our affiliates, to attract and retain the services of the types of employees, consultants and directors who will contribute to our long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of our stockholders. The plan provides a means by which eligible recipients of awards may be given an opportunity to benefit from increases in value of our common stock through the granting of incentive stock options, nonstatutory stock options, restricted awards, performance awards and stock appreciation rights. Our board of directors, or a committee of the board of directors, serves as the plan administrator.

Eligible award recipients are employees, consultants and directors of ours and our affiliates. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors. The shares that may be issued pursuant to awards consist of our authorized but unissued common stock, and the maximum aggregate amount of such common stock which may be issued upon exercise of all awards in the plan, including incentive stock options, may not exceed 3,000,000 shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. For a description of the awards granted under the plan to our named executive officers, see “Compensation Discussion and Analysis—Compensation Policy—Align the interests of our executives with those of our stockholders—Restricted Stock Awards” above. On April 1, 2013, 335,241 shares were issuable upon exercise of outstanding options and 824,103 shares of restricted common stock had been granted under this plan. There were 505,677 shares available for future grants under this plan as of April 1, 2013.

In the event of significant corporate transaction involving a change in control (as defined in the plan) of the Company, such as a dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale in one or a series of related transactions, of all or substantially all of our assets or a merger, consolidation, or reverse merger in which we are not the surviving entity, then all outstanding stock awards under the Amended and Restated 2005 Stock Incentive Plan may, in the sole discretion of the plan administrator, be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company), or may be cancelled either with or without consideration for the vested portion of the awards. In the event an option award would be cancelled without consideration paid to the extent vested, the option award recipient may exercise the option award in full or in part for a period of ten days. The plan administrator may also exercise its discretionary authority to accelerate the vesting of an award under the Amended and Restated 2005 Stock Incentive Plan in the event of a change in control.

As discussed in Proposal 3 below, we are seeking to have our stockholders approve our 2013 Restated Stock Incentive Plan to amend and restate our Amended and Restated 2005 Stock Incentive Plan to, among other things, increase the number of shares issuable under the plan from 3,000,000 to 7,500,000. A more detailed description of our proposed 2013 Restated Stock Incentive Plan can be found below under Proposal 3 beginning on page 45 of this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2012, certain information with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)(2)	Weighted average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	581,072	$6.37	684,177
Equity compensation plans not approved by security holders	—	—	—

(1)	Refers to our Amended and Restated 2005 Stock Incentive Plan and our 1999 Stock Option Plan.
(2)	Includes 245,831 shares of unvested restricted common stock granted under our Amended and Restated 2005 Stock Incentive Plan.
(3)	The weighted average exercise price does not take into account shares of restricted common stock because they have no exercise price.

Employment Agreements

Overview

In May 1999, we entered into an employment agreement with Mike Liddell, our Chairman of the Board. The agreement had an initial five-year term and automatically renewed for successive one-year terms thereafter. The agreement provided for an annual base salary of $200,000, adjusted for cost of living increases. As a result of these increases, Mr. Liddell’s base salary had risen to $273,861, effective as of June 1, 2012, prior to our entering into a new employment agreement with Mr. Liddell in November 2012.

Prior to November 2012, we were also party an oral agreement with James D. Palm, our Chief Executive Officer, with respect to his compensation and benefits, pursuant to which Mr. Palm was entitled to an annual salary of $200,000 and, at the discretion of our board of directors, an annual cash incentive bonus. For 2011, Mr. Palm’s annual salary was $225,000. In October 2011, the compensation committee increased Mr. Palm’s annual salary, effective August 2011, to $250,000. Mr. Palm was also eligible to participate in all insurance, retirement and benefits plans available to our other employees.

Prior to November 2012, we were not party to any employment with Michael G. Moore, our Vice President, Chief Financial Officer and Secretary.

In February 2012, the compensation committee evaluated the need for a new employment agreement with each of our Chairman of the Board, Chief Executive Officer and Chief Financial Officer.

Effective November 1, 2012, we entered into an employment agreement with each of Messrs. Liddell, Palm and Moore. The compensation committee believes that our entry into these employment agreements with our named executive officers will allow us to continue to retain their services and provide certain protections to such named executive officers commensurate with industry practices. The terms of the three employment agreements are substantially the same, except that (i) each of Messrs. Palm and Moore are required to devote their services exclusively to the Company during the employment term, whereas Mr. Liddell need only devote such time, energy and effort to the Company as may be reasonably necessary to promote the Company’s interests, and (ii) each of Messrs. Palm and Moore is entitled to the use of a company-owned car during the employment term (and, in certain circumstances, for two years thereafter), whereas Mr. Liddell is not. The remaining terms of each executive’s employment agreement are the same and are described together below.

Each employment agreement has an initial term of three years and automatically renews for successive one-year terms thereafter unless either we or the executive give notice to the other party of our or the executive’s election, as the case may be, to not renew the agreement. Each executive was initially entitled to a base salary of $300,000, which amount may be increased, but not decreased, by the compensation committee in its sole discretion. In February 2013, the compensation committee increased the base salary for each executive to $400,000. In addition, each executive is entitled to receive an annual discretionary cash bonus, the amount of which shall be determined by the compensation committee, provided that such amount shall be not less than $500,000 each year. Each executive is also entitled to participate in the Company’s equity incentive plan. Whether an executive receives an equity award under the incentive plan, and the timing and amount of any such award, will be determined by the compensation committee in its sole discretion. Other benefits afforded to each executive under the terms of his employment agreement include four weeks of paid vacation each year, participation in all group health plans of the Company then in effect, entitlement to receive life insurance coverage providing a death benefit of not less than $500,000 and participation in all retirements plans of the Company then in effect. Each executive has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement to not (i) disclose trade secrets or confidential information during the term of employment and so long thereafter as such trade secrets or information are not generally known to the public, (ii) compete with the Company while making use of trade secrets of the Company at any time and (iii) solicit any employees, agents, consultants, customers or clients of the Company for the term of his employment with the Company plus twelve months thereafter.

Rights Upon Termination Without Cause, Resignation for Good Reason or Death or Disability

The continued employment of each of our named executive officers with us is “at-will,” meaning that either we or such officer may terminate the employment relationship at any time and for any reason, with or without notice. However, if (i) we terminate an executive officer without “cause,” (ii) an executive officer terminates his employment for “good reason” or (iii) an executive officer’s employment is terminated due to death or disability, then, subject to the executive signing and delivering a general release of any and all claims against us, the following would occur:

•

we would be obligated to make a lump sum payment on the termination date equal to all accrued and unpaid salary and other compensation payable to the executive (including vacation and sick pay) with respect to services rendered through the termination date and a pro rata portion of the executive’s minimum annual bonus for the contract year in which termination occurs;

•

within 60 days of termination, we would be obligated to make a lump sum payment equal to the amount the executive would have earned as base salary and on account of minimum annual bonuses during the two-year period following the termination date had the executive’s employment not been terminated, subject to certain adjustments;

•

all restricted stock, restricted stock units, stock options and stock appreciation rights granted to the executive that would have vested during the three-year period following the termination date solely as a result of executive’s continued service to the Company would vest immediately on the termination date and, with respect to any such stock options and stock appreciation rights, would remain exercisable in accordance with the terms applicable to such options or rights;

•	with respect to Mr. Palm and Mr. Moore, we would be obligated to continue providing a Company-owned car for two years following termination; and

•

we would be required to pay the premiums for certain continuing health care benefits for the executive and his family for a period of 18 months or until the executive becomes eligible for group health plan benefits with another employer.

For purposes of the employment agreements with our executive officers, “cause” is generally defined as:

•

the executive’s conviction (including any plea of guilty or no contest) of any felony involving the embezzlement, theft or misappropriation of monies or other property, of the Company or otherwise or any crime of moral turpitude;

•	gross misconduct in the performance of the executive’s duties; or

•

the repeated failure by the executive (except by reason of disability) to render full and proper services as required by the terms of the executive’s employment after failure to cure such failure within 30 days after receiving written notice from the Company or the board of directors detailing the alleged failure.

“Good reason,” as used in each employment agreement, means (i) a material diminution in the duties, authority or responsibilities of the executive or a material breach of the employment agreement by the Company, or (ii) requiring the executive to relocate his principal place of employment to a location that is more than 35 miles from the location of the Company’s principal office in the Oklahoma City area as of the effective date of the employment agreement, in each case provided that the Company fails to cure such material diminution, breach or relocation within 30 days of receipt of a written notice from the executive.

Rights Upon Termination for Cause or Resignation Other than for Good Reason

In the event one of our executive officers is terminated for “cause” or the executive voluntarily terminates his employment other than for “good reason,” the executive would be entitled to a lump sum payment on the termination date equal to all accrued and unpaid salary and other compensation payable to the executive (including vacation and sick pay) with respect to services rendered through the termination date and, subject to the executive signing a general release of any and all claims against us, a pro rata portion of the executive’s minimum annual bonus for the contract year in which termination occurs. As discussed above under the heading “Executive Officers,” Mr. Liddell is not standing for re-election as one of our directors and his tenure as Chairman of the Board will end upon the conclusion of the 2013 Annual Meeting of Stockholders. This will not constitute termination of employment for “good reason” within the meaning of Mr. Liddell’s employment agreement.

Rights Upon Termination Following a Change of Control

If an executive’s employment with the Company or its successor is terminated on or before the second anniversary of the date of occurrence of a “change of control” either (a) by the Company or its successor other than for “cause”, (b) by the executive for “good reason,” or (c) as a result of the executive’s death or disability, then, in addition to the benefits described under the heading “—Rights Upon Termination Without Cause, Resignation for Good Reason or Death or Disability” above:

•

all restricted stock and restricted stock units that have been granted to the executive by the Company and that would have vested at any time after the date of the executive’s termination solely as a result of the executive’s continued service to the Company will immediately vest on the date of termination; and

•

all stock options and stock appreciation rights that have been granted to the executive by the Company and that would have vested at any time after the date of the executive’s termination solely as a result of the executive’s continued service to the Company will immediately vest and become exercisable on the date of termination.

Under the terms of each of the employment agreements, a “change of control” will be deemed to have occurred upon the occurrence of any of the following:

•

any consolidation or merger of the Company into or with another person or entity pursuant to which shares of the Company’s common stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the persons who were stockholders of the Company immediately prior to the consummation of such consolidation or merger are the beneficial owners, immediately following the consummation of such consolidation or merger, of more than 50% of the combined voting power of the then outstanding voting securities of the person or entity surviving or resulting from such consolidation or merger;

•	any sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

•	the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

Additional information regarding the benefits that our executives are entitled to receive upon certain terminations, resignations and changes of control are summarized below under the heading “Potential Payments Upon Termination, Resignation or Change of Control.”

Change in Control Arrangements

As described above under the heading “Employment Agreement,” our named executive officers have certain rights under their employment agreements upon the termination of their employment following a change of control of the Company. In addition, our Amended and Restated 2005 Stock Incentive Plan provides that in the event of a significant corporate transaction involving a change in control (as defined under the plan) of the Company, such as a dissolution or liquidation of us, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale in one or a series of related transactions, of all or substantially all of our assets or a merger, consolidation, or reverse merger in which we are not the surviving entity, then all outstanding stock awards under the Amended and Restated 2005 Stock Incentive Plan may, in the sole discretion of the plan administrator, be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company), or may be cancelled either with or without consideration for the vested portion of the awards. In the event an award would be cancelled without consideration paid to the extent vested, the award recipient may exercise the award in full or in part for a period of ten days. The plan administrator may also exercise its discretionary authority to accelerate the vesting of an award under the Amended and Restated 2005 Stock Incentive Plan in the event of a change in control.

Potential Payments Upon Termination, Resignation or Change of Control

The following tables provide information regarding potential payments to each of our named executive officers in connection with certain termination events, including a termination related to a change of control of the Company.

Benefits and Payments Upon Termination of James D. Palm(1)	Voluntary Resignation (No Good Reason)		Resignation for Good Reason/ Termination Without Cause		Termination for Cause		Termination Following Change of Control		Death		Disability
Severance Payments	$—	(2)	$1,600,000	(3)	$—	(2)	$1,600,000	(3)	$1,600,000	(3)	$1,600,000	(3)
Long-Term Incentives:
Unvested Restricted Stock	—		$1,146,600	(4)	—		$1,146,600	(5)	$1,146,600	(4)	$1,146,000	(4)
Unvested Stock Options/SARs	—		—	(6)	—		—	(7)	—	(6)	—	(6)
Benefits Continuation	—		$23,905	(8)	—		$23,905	(8)	$23,905	(8)	$23,905	(8)
Other	—		$41,500	(9)	—		$41,500	(9)	$41,500	(9)	$41,500	(9)

Total	$—		$2,812,005		$—		$2,812,005		$2,812,005		$2,812,005

(1)	The executive’s base salary as of December 31, 2012 was $300,000. Information in this table assumes a termination date of December 31, 2012 and a price per share of our common stock of $38.22 (the closing market price per share on December 31, 2012).
(2)	Upon a voluntary termination other than for Good Reason or a termination for Cause, the executive is only entitled to receive a lump sum payment on the termination date equal to all accrued and unpaid salary and other compensation payable to the executive (including vacation and sick pay) with respect to services rendered through the termination date and a pro rata portion of the executive’s minimum annual bonus for the contract year in which termination occurs, which shall be calculated by multiplying the executive’s minimum annual bonus by a fraction, the number of which is the number of days in the contract year that have elapsed and the denominator of which is the total number of days (365 or 366) in the contract year.

(3)	Reflects receipt by the executive, within 60 days of termination, of a lump sum payment equal to the amount the executive would have earned as base salary and on account of minimum annual bonuses during the two-year period following the termination date had the executive’s employment not been terminated, reduced by the fixed and determinable amount of any payments to be made to the executive during the two-year period following the executive’s termination under any long-term disability insurance policy maintained by the Company for the executive’s benefit.
(4)	Represents the value of accelerated vesting of shares of restricted stock that were unvested at December 31, 2012 that would have vested during the three-year period following the termination date solely as a result of the executive’s continued service to the Company based on the closing market price per share of our common stock on December 31, 2012.
(5)	Represents the value of accelerated vesting of shares of restricted stock that were unvested at December 31, 2012 that would have vested at any time after the termination date solely as a result of the executive’s continued service to the Company based on the closing market price per share of our common stock on December 31, 2012.
(6)	Represents the value of accelerated vesting of options to purchase common stock held by the executive that were unvested at December 31, 2012 that would have vested during the three-year period following the termination date solely as a result of the executive’s continued service to the Company; such value is calculated by multiplying the number of shares subject to the option by the difference between the closing price of our common stock on December 31, 2012 and the per-share exercise price of the option.
(7)	Represents the value of accelerated vesting of options to purchase common stock held by the executive that were unvested at December 31, 2012 that would have vested at any time after the termination date solely as a result of the executive’s continued service to the Company; such value is calculated by multiplying the number of shares subject to the option by the difference between the closing price of our common stock on December 31, 2012 and the per-share exercise price of the option.
(8)	Reflects the value of Company-paid continuation coverage under the Company’s group health plans and under the Consolidated Omnibus Budget Reconciliation Act of 1985 for the executive and his eligible family members for a period of 18 months following the date of termination.
(9)	Reflects the value of a Company-owned vehicle provided for the executive’s use for a period of two years following termination, including the payment by the Company of all insurance and maintenance costs during such two-year period.

Benefits and Payments Upon Termination of Mike Liddell(1)	Voluntary Resignation (No Good Reason)		Resignation for Good Reason/ Termination Without Cause		Termination for Cause		Termination Following Change of Control		Death		Disability
Severance Payments	$—	(2)	$1,600,000	(3)	$—	(2)	$1,600,000	(3)	$1,600,000	(3)	$1,600,000	(3)
Long-Term Incentives:
Unvested Restricted Stock	—		$1,146,600	(4)	—		$1,146,600	(5)	$1,146,600	(4)	$1,146,000	(4)
Unvested Stock Options/SARs	—		—	(6)	—		—	(7)	—	(6)	—	(6)
Benefits Continuation	—		$16,935	(8)	—		$16,935	(8)	$16,935	(8)	$16,935	(8)
Other	—		—		—		—		—		—

Total	$—		$2,763,535		$—		$2,763,535		$2,763,535		$2,763,535

(1)	The executive’s base salary as of December 31, 2012 was $300,000. Information in this table assumes a termination date of December 31, 2012 and a price per share of our common stock of $38.22 (the closing market price per share on December 31, 2012). As discussed above under the heading “Executive Officers,” Mr. Liddell is not standing for re-election as a director of our Company and his tenure as Chairman of the Board will end upon the conclusion of our 2013 Annual Meeting of Stockholders. This constitutes a voluntary resignation other than for Good Reason.
(2)	Upon a voluntary resignation other than for Good Reason or a termination for Cause, the executive is only entitled to receive a lump sum payment on the termination date equal to all accrued and unpaid salary and other compensation payable to the executive (including vacation and sick pay) with respect to services rendered through the termination date and a pro rata portion of the executive’s minimum annual bonus for the contract year in which termination occurs, which shall be calculated by multiplying the executive’s minimum annual bonus by a fraction, the number of which is the number of days in the contract year that have elapsed and the denominator of which is the total number of days (365 or 366) in the contract year.
(3)	Reflects receipt by the executive, within 60 days of termination, of a lump sum payment equal to the amount the executive would have earned as base salary and on account of minimum annual bonuses during the two-year period following the termination date had the executive’s employment not been terminated, reduced by the fixed and determinable amount of any payments to be made to the executive during the two-year period following the executive’s termination under any long-term disability insurance policy maintained by the Company for the executive’s benefit.
(4)	Represents the value of accelerated vesting of shares of restricted stock that were unvested at December 31, 2012 that would have vested during the three-year period following the termination date solely as a result of the executive’s continued service to the Company based on the closing market price per share of our common stock on December 31, 2012.
(5)	Represents the value of accelerated vesting of shares of restricted stock that were unvested at December 31, 2012 that would have vested at any time after the termination date solely as a result of the executive’s continued service to the Company based on the closing market price per share of our common stock on December 31, 2012.
(6)

Represents the value of accelerated vesting of options to purchase common stock held by the executive that were unvested at December 31, 2012 that would have vested during the three-year period following the termination date solely as a result of the executive’s continued service to the

Company; such value is calculated by multiplying the number of shares subject to the option by the difference between the closing price of our common stock on December 31, 2012 and the per-share exercise price of the option.
(7)	Represents the value of accelerated vesting of options to purchase common stock held by the executive that were unvested at December 31, 2012 that would have vested at any time after the termination date solely as a result of the executive’s continued service to the Company; such value is calculated by multiplying the number of shares subject to the option by the difference between the closing price of our common stock on December 31, 2012 and the per-share exercise price of the option.
(8)	Reflects the value of Company-paid continuation coverage under the Company’s group health plans and under the Consolidated Omnibus Budget Reconciliation Act of 1985 for the executive and his eligible family members for a period of 18 months following the date of termination.

Benefits and Payments Upon Termination of Michael G. Moore(1)	Voluntary Resignation (No Good Reason)		Resignation for Good Reason/ Termination Without Cause		Termination for Cause		Termination Following Change of Control		Death		Disability
Severance Payments	$—	(2)	$1,600,000	(3)	$—	(2)	$1,600,000	(3)	$1,600,000	(3)	$1,600,000	(3)
Long-Term Incentives:
Unvested Restricted Stock	—		$2,369,640	(4)	—		$2,369,640	(5)	$2,369,640	(4)	$2,369,640	(4)
Unvested Stock Options/SARs	—		—	(6)	—		—	(7)	—	(6)	—	(6)
Benefits Continuation	—		$23,905	(8)	—		$23,905	(8)	$23,905	(8)	$23,905	(8)
Other	—		$41,500	(9)	—		$41,500	(9)	$41,500	(9)	$41,500	(9)

Total	$—		$4,035,045		$—		$4,035,045		$4,035,045		$4,035,045

(1)	The executive’s base salary as of December 31, 2012 was $300,000. Information in this table assumes a termination date of December 31, 2012 and a price per share of our common stock of $38.22 (the closing market price per share on December 31, 2012).
(2)	Upon a voluntary resignation other than for Good Reason or a termination for Cause, the executive is only entitled to receive a lump sum payment on the termination date equal to all accrued and unpaid salary and other compensation payable to the executive (including vacation and sick pay) with respect to services rendered through the termination date and a pro rata portion of the executive’s minimum annual bonus for the contract year in which termination occurs, which shall be calculated by multiplying the executive’s minimum annual bonus by a fraction, the number of which is the number of days in the contract year that have elapsed and the denominator of which is the total number of days (365 or 366) in the contract year.
(3)	Reflects receipt by the executive, within 60 days of termination, of a lump sum payment equal to the amount the executive would have earned as base salary and on account of minimum annual bonuses during the two-year period following the termination date had the executive’s employment not been terminated, reduced by the fixed and determinable amount of any payments to be made to the executive during the two-year period following the executive’s termination under any long-term disability insurance policy maintained by the Company for the executive’s benefit.
(4)	Represents the value of accelerated vesting of shares of restricted stock that were unvested at December 31, 2012 that would have vested during the three-year period following the termination date solely as a result of the executive’s continued service to the Company based on the closing market price per share of our common stock on December 31, 2012.
(5)	Represents the value of accelerated vesting of shares of restricted stock that were unvested at December 31, 2012 that would have vested at any time after the termination date solely as a result of the executive’s continued service to the Company based on the closing market price per share of our common stock on December 31, 2012.
(6)	Represents the value of accelerated vesting of options to purchase common stock held by the executive that were unvested at December 31, 2012 that would have vested during the three-year period following the termination date solely as a result of the executive’s continued service to the Company; such value is calculated by multiplying the number of shares subject to the option by the difference between the closing price of our common stock on December 31, 2012 and the per-share exercise price of the option.
(7)	Represents the value of accelerated vesting of options to purchase common stock held by the executive that were unvested at December 31, 2012 that would have vested at any time after the termination date solely as a result of the executive’s continued service to the Company; such value is calculated by multiplying the number of shares subject to the option by the difference between the closing price of our common stock on December 31, 2012 and the per-share exercise price of the option.
(8)	Reflects the value of Company-paid continuation coverage under the Company’s group health plans and under the Consolidated Omnibus Budget Reconciliation Act of 1985 for the executive and his eligible family members for a period of 18 months following the date of termination.
(9)	Reflects the value of a Company-owned vehicle provided for the executive’s use for a period of two years following termination, including the payment by the Company of all insurance and maintenance costs during such two-year period.

Stock Ownership

Holdings of Major Stockholder

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2013 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	6,790,551	(2)	8.7%
40 East 52nd Street New York, NY 10022

Citadel Investment Group II, L.L.C.	4,419,759	(3)	5.7%
131 S. Dearborn Street, 32nd Floor Chicago, IL 60603

(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 77,764,217 shares of common stock outstanding as of April 1, 2013, including 389,110 shares of restricted common stock awarded under our Amended and Restated 2005 Stock Incentive Plan, but not yet vested.
(2)	Based solely on Schedule 13G filed with the SEC on February 11, 2013 by BlackRock, Inc. BlackRock, Inc. reported sole voting and dispositive power of such shares of common stock.
(3)	Based solely on Schedule 13G jointly filed with the SEC on February 19, 2013 by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel Investment Group II, L.L.C. (“CIG-II”) and Mr. Kenneth Griffin (collectively with Citadel Advisors, CAH and CIG-II, the “Reporting Persons”) with respect to shares of common stock (and options to purchase common stock) of the Company owned by Surveyor Capital Ltd., a Cayman Islands limited company (“SC”), Citadel Global Equities Master Fund Ltd., a Cayman Islands limited company (“CG”), Citadel Equity Ltd., a Cayman Islands limited company (“CEF”), Citadel Quantitative Strategies Master Fund Ltd., a Cayman Islands limited company (“CQ”), Citadel Global Equities Alpha Select Master Fund Ltd., a Cayman Islands limited company (“CG-Alpha”), certain segregated accounts and Citadel Securities LLC, a Delaware limited liability company (“Citadel Securities”). Citadel Advisors is the portfolio manager for SC, CG, CEF and CG-Alpha, and the investment manager for certain segregated accounts. Citadel Advisors II LLC, a Delaware limited liability company (“CA-II”), is the portfolio manager of CQ. CAH is the managing member of Citadel Advisors and CA-II. Citadel Holdings I LP, a Delaware limited partnership (“CH-I”), is the non-member manager of Citadel Securities. CIG-II is the general partner of CH-I and CAH. Mr. Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CIG-II. The Reporting Persons have shared voting and dispositive power of these securities. The filing of this statement shall not be construed as an admission that any of the Reporting Persons is the beneficial owner of any securities covered by the statement other than the securities actually owned by such person (if any).

Holdings of Officers and Directors

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2013 of shares of our common stock by each of our directors, by each named executive officer and by all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Mike Liddell(2)	850,288	1.1%
Donald L. Dillingham(3)	11,934	*
Craig Groeschel(4)	9,166	*
David L. Houston(5)	33,332	*
Scott E. Streller(6)	19,298	*
James D. Palm(7)	291,387	*
Michael G. Moore(8)	116,309	*
Directors and Executive Officers as a Group (7 persons)	1,331,714	1.7%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are exercisable as of April 1, 2013, or exercisable within 60 days of April 1, 2013, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 77,764,217 shares of common stock outstanding as April 1, 2013, including 389,110 shares of restricted common stock awarded under our Amended and Restated 2005 Stock Incentive Plan, but not yet vested. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options that are not exercisable as of April 1, 2013 or within 60 days of April 1, 2013. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned. None of the shares beneficially owned by our executive officers or directors are pledged as security.
(2)	Represents (i) 578,299 shares of our common stock held by Mr. Liddell directly, (ii) 45,000 unvested shares of restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which vest in eleven remaining quarterly installments, with 15,000 shares vesting during the remainder of 2013, 16,667 shares vesting in 2014 and 13,333 shares vesting in 2015, (iii) 25,000 unvested shares of restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which vest in seven remaining quarterly installments, with 15,000 shares vesting during the remainder of 2013 and 10,000 shares vesting in 2014, (iv) 19,081 shares of our common stock held by Liddell Investments LLC, an entity controlled by Mr. Liddell, of which shares Mr. Liddell may be deemed to be the beneficial owner, and (v) options to purchase 182,908 shares of our common stock, all of which are fully vested and exercisable as of April 1, 2013.
(3)	Represents (i) 4,440 shares of our common stock held by Mr. Dillingham directly, (ii) 2,226 unvested shares of our common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which vest on March 18, 2014 and (iii) 5,268 shares of our common stock held by Donald L. Dillingham Trust, of which Mr. Dillingham is a trustee.
(4)	Represents (i) 6,940 shares of our common stock held by Mr. Groeschel directly and (ii) 2,226 unvested shares of our common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which vest on December 16, 2013.
(5)	Represents (i) 8,888 shares of our common stock held by Mr. Houston directly, (ii) 4,444 unvested shares of restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which vest in two remaining annual installments, with 2,222 shares vesting on December 16, 2013 and 2,222 shares vesting on December 15, 2014 and (iii) options to purchase 20,000 shares of our common stock, all of which are fully vested and exercisable as of April 1, 2013.

(6)	Represents (i) 14,854 shares of our common stock held by Mr. Streller directly and (ii) 4,444 unvested shares of our restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which vest in two remaining annual installments, with 2,222 shares vesting on December 16, 2013 and 2,222 shares vesting on December 15, 2014.
(7)	Represents (i) 10,000 shares of our common stock, of which Mr. Palm and his spouse, Terri Palm, have shared voting and investment powers, (ii) 86,387 shares of our common stock held by Mr. Palm directly, (iii) 45,000 unvested shares of restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which vest in eleven remaining quarterly installments, with 15,000 shares vesting during the remainder of 2013, 16,667 shares vesting in 2014 and 13,333 shares vesting in 2015, (iv) 25,000 unvested shares of restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which shares vest in seven remaining quarterly installments, with 15,000 shares vesting during the remainder of 2013 and 10,000 shares vesting in 2014, and (v) options to purchase 125,000 shares of our common stock, all of which are fully vested and exercisable as of April 1, 2013.
(8)	Represents (i) 11,809 shares of our common stock held by Mr. Moore directly, (ii) 45,000 unvested shares of restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which vest in eleven remaining quarterly installments, with 15,000 shares vesting during the remainder of 2013, 16,667 shares vesting in 2014 and 13,333 shares vesting in 2015, (iii) 12,500 unvested shares of restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which shares vest in seven remaining quarterly installments, with 7,500 shares vesting during the remainder of 2013 and 5,000 shares vesting in 2014, (iv) 20,000 unvested shares of restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which shares vest in three remaining annual installments of 5,000 shares on June 17, 2013, 6,667 shares on June 16, 2014 and 8,333 shares on June 17, 2015 and (v) 27,000 unvested shares of restricted common stock granted under the Amended and Restated 2005 Stock Incentive Plan, which shares vest in two remaining annual installments of 12,000 shares on December 17, 2013 and 15,000 shares on December 17, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations of our officers and directors, all Section 16(a) reports for the year ended December 31, 2012 applicable to our officers and directors and such other persons were filed on a timely basis.

Certain Relationships and Related Transactions

Review and Approval of Related Party Transactions

The Audit Committee, as provided in its charter, reviews and approves related party transactions. The Company does not have a formal set of standards to be substantively applied to each transaction reviewed by the Audit Committee. Instead of a formalized policy, related party transactions are reviewed and judgment is applied to determine whether such transactions are in the best interests of the Company. Further, the Company’s Code of Business Conduct and Ethics governs various compliance areas, including conflicts of interest and fair dealings, which are considered in the process of the review and approval of related party transactions.

The Company’s policy is that all of its employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with the Company’s business interest. This policy is included in the Company’s Code of Business Conduct and Ethics posted on its website. Each director and executive officer is instructed to always inform the designated compliance officer when confronted with any situation that may be perceived as a conflict of interest. Only the board of directors or a committee consisting solely of independent directors may grant waivers of the provisions of the Code of Business Conduct and Ethics for the Company’s executive officers and directors. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Further, under the Audit Committee Charter, the Audit Committee is responsible for reviewing and monitoring compliance with our Code of Business Conduct and Ethics and recommending any warranted changes to the board of directors. In addition, the board of directors and, pursuant to its written charter, the Audit Committee, reviews and approves all relationships and transactions in which the Company and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their family members, have a direct or indirect material interest. The board of directors and the Audit Committee approve only those transactions that, in light of known circumstances, are consistent, or are not inconsistent with, the Company’s best interests, as they determine in the good faith exercise of their discretion.

Services Provided to Us by Affiliated Entities

We contract with Athena Construction, L.L.C., or Athena, to provide barge services in our West Cote Blanche Bay, or WCBB, and Hackberry fields located along the Louisiana Gulf Coast. During 2012, we paid Athena $4,675,000 and owed an additional $1,453,000 for such services at December 31, 2012. Athena is controlled by Wexford Capital LP, or Wexford. Our relationship with Wexford is described below under the heading “Our Relationships with Wexford and its Affiliates.”

Caliber Development Company, LLC, or Caliber, provides building maintenance services for our headquarters in Oklahoma City, Oklahoma. We also lease office space from Caliber. During 2012, we paid Caliber $73,000 and owed an additional $12,000 as of December 31, 2012. Caliber is an entity controlled by Wexford.

During the first six months of 2012, Black Fin P&A, LLC, or Black Fin, performed plugging and abandonment services for us at our WCBB field. We paid Black Fin $1,086,000 for such services. In mid-2012, we ceased using Black Fin’s services. Black Fin is an entity controlled by Wexford.

Our Investments in Affiliated Entities and Related Agreements

On May 7, 2012, we entered into a contribution agreement with Diamondback Energy, Inc., or Diamondback, in which we agreed to contribute to Diamondback, prior to the closing of its initial public offering, or the Diamondback IPO, all of our oil and natural gas interests in the Permian Basin. On October 11, 2012, we completed this contribution, which we refer to in this proxy statement as the Contribution. At the closing of the Contribution, Diamondback issued to us (i) 7,914,036 shares of Diamondback common stock and (ii) a promissory note for $63.6 million, which was repaid to us at the closing of the Diamondback IPO on October 17, 2012. This aggregate consideration was subject to a post-closing cash adjustment based on changes in the working capital, long-term debt and certain other items of a Diamondback subsidiary as of the date of the Contribution. In January 2013, we received an additional payment from Diamondback of $18.6 million as a result of this post-closing adjustment. In connection with the Contribution, we and Diamondback entered into an investor rights agreement in which we have the right, for so long as we beneficially own more than 10% of Diamondback’s outstanding common stock, to designate one individual as a nominee to serve on Diamondback’s board of directors. Such nominee, if elected to Diamondback’s board, will also serve on each committee of the board so long as he or she satisfies the independence and other requirements for service on the applicable committee of the board. So long as we have the right to designate a nominee to Diamondback’s board and there is no nominee of ours actually serving as a Diamondback director, we will have the right to appoint one individual as an advisor to the board who shall be entitled to attend board and committee meetings. We are also entitled to certain information rights and Diamondback granted us certain demand and “piggyback” registration rights obligating Diamondback to register with the SEC any shares of Diamondback common stock that we own. As of April 1, 2013, we held approximately 21.4% of Diamondback’s outstanding common stock. As of December 11, 2012, Wexford beneficially owned approximately 44.4% of Diamondback’s outstanding common stock. Diamondback was the operator of all of the acreage in the Permian Basin that we contributed in the Contribution. As operator of these properties, Diamondback was responsible for the daily operations, monthly operation billings and monthly revenue disbursements for the properties in which we held an interest. For the year ended December 31, 2012, we paid Diamondback approximately $49,418,000 for these services and, at December 31, 2012, we owed $269,000 for these services.

Effective as of November 1, 2007, we and an entity then-known as Windsor Permian LLC (which is currently a wholly-owned subsidiary of Diamondback and now known as Diamondback O&G LLC) entered into an area of mutual interest agreement to jointly acquire oil and gas leases in the Permian Basin. The agreement provided that each party must offer the other party the right to participate in 50% of each such acquisition. The parties also agreed, subject to certain exceptions, to share third-party costs and expenses in proportion to their respective participating interests and pay certain other fees as provided in the agreement. During 2012, we acquired approximately 5,000 net acres from Windsor Permian LLC under the terms of this agreement for an aggregate of $5,410,000. This area of mutual interest agreement was terminated in connection with the Contribution.

We own a 24.9999% interest in Grizzly Oil Sands ULC, or Grizzly, a Canadian unlimited liability company, through our wholly owned subsidiary Grizzly Holdings, Inc. The remaining interests in Grizzly are owned by Grizzly Oils Sands Inc., an entity owned by certain investment funds managed by Wexford. As of December 31, 2012, Grizzly had approximately 800,000 acres under lease in the Athabasca region located in the Alberta Province near Fort McMurray. On October 5, 2012, we entered into an agreement with Grizzly in which we committed to make monthly payments from October 2012 to May 2013 in the aggregate amount of approximately $8.5 million to fund our proportionate share of the construction and development costs of the Algar Lake facility. We also agreed to fund our proportionate share of any unfunded cost overruns in excess of $2.0 million. The remaining aggregate commitment at December 31, 2012 was approximately $6.3 million. During 2012, we paid an aggregate of $103,915,000 under this agreement and in cash calls, increasing our total net investment in Grizzly to $172,766,000.

We have a 23.5% indirect ownership interest in Tatex Thailand II, LLC, or Tatex II. The remaining indirect interests in Tatex II are owned by entities controlled by Wexford. Tatex II holds 85,122 of the 1,000,000 outstanding shares of APICO, LLC, or APICO, an international oil and gas exploration company. APICO has a reserve base located in Southeast Asia through its ownership of concessions covering 243,000 acres which includes the Phu Horm Field. During 2012, we received $820,000 in distributions in respect of our interest in Tatex II.

We have a 17.9% ownership interest in Tatex Thailand III, or Tatex III. Tatex III owns a concession covering approximately 490,000 acres in Thailand. Approximately 68.7% of the remaining interests in Tatex III are owned by an entity controlled by Wexford. During the year ended December 31, 2012, we paid $626,000 in cash calls to Tatex III.

During the third quarter of 2011, we purchased a 25% ownership interest in Bison Drilling and Field Services LLC, or Bison. In April 2012, we increased our ownership interest in Bison to 40% for a payment of $6,152,000. The remaining interests in Bison are owned by entities controlled by Wexford. Bison owns and operates drilling rigs. During the year ended December 31, 2012, we paid $1,373,000 in cash calls, increasing our total net investment in Bison to $13,518,000. In addition, we entered into a loan agreement with Bison, effective May 15, 2012, under which Bison may borrow funds from us. Interest accrues at LIBOR plus 0.28% or 8%, whichever is lower, and is paid on a paid-in-kind basis by increasing the outstanding balance of the loan. The loan has a maturity date of January 31, 2015. We loaned Bison $1,594,000 in principal amount during the first nine months of 2012, all of which was repaid by Bison during the third quarter of 2012 along with $1,000 in accrued interest. No borrowings were outstanding as of December 31, 2012 under this loan agreement with Bison.

We have a 25% ownership interest in Muskie Proppant LLC, or Muskie (formerly known as Muskie Holdings LLC). The remaining interests in Muskie are owned by entities controlled by or affiliated with Wexford. Muskie holds certain assets, real estate and rights in a lease covering land in Wisconsin that is prospective for mining oil and natural gas fracture grade sand. During the year ended December 31, 2012, we paid $6,213,000 in cash calls, increasing our total net investment in Muskie to $7,320,000.

During the first quarter of 2012, we and entities controlled by or affiliated with Wexford formed Timber Wolf Terminals LLC, or Timber Wolf. We have a 50% interest in Timber Wolf and our initial investment during 2012 was $1,000,000. Timber Wolf was formed to operate a crude/condensate terminal and a sand transloading facility in Ohio.

During the first quarter of 2012, we purchased a 22.5% ownership interest in Windsor Midstream LLC, or Midstream, at a cost of $7,021,000. The remaining interests in Midstream are owned by entities controlled by Wexford. Midstream owns a 28.4% interest in MidMar Gas LLC, a gas processing plant in West Texas. During the year ended December 31, 2012, we paid $1,819,000 in cash calls, increasing our total net investment in Midstream to $9,503,000.

During 2012, we and other individuals and entities formed Stingray Pressure Pumping LLC, or Stingray Pressure, Stingray Cementing LLC, or Stingray Cementing, and Stingray Logistics LLC, or Stingray Logistics, which provide well completion services, well cementing services and well services, respectively. Our initial interest in each Stingray entity is 50% and we are the manager of each entity. During the year ended December 31, 2012, we paid (a) $14,500,000 in cash calls to Stingray Pressure, increasing our total net investment in Stingray Pressure to $13,265,000, (b) $3,269,000 in cash calls to Stingray Cementing, increasing our net investment in Stingray Cementing to $3,110,000, and (c) $983,000 in cash calls to Stingray Logistics, increasing our net investment in Stingray Logistics to $947,000. The remaining interests in each of the Stingray entities are owned by the president of the entity, by Mike Liddell, our Chairman of the Board, and by individuals and entities affiliated with Wexford. Mr. Liddell is not entitled to any distribution in respect of his interest in any Stingray entity until we and the Wexford affiliates have received repayment in full of our and their respective capital accounts with respect to such entity. Thereafter, all future distributions to which the Wexford affiliates may be entitled from the applicable entity will be paid 90% to the Wexford affiliates and 10% to Mr. Liddell. Mr. Liddell will not receive, or be entitled to receive, any distributions in respect of our interest in any Stingray entity.

During the second quarter of 2012, we and Windsor Ohio LLC, an entity controlled by Wexford, formed Blackhawk Midstream LLC, or Blackhawk. We are the manager of Blackhawk and have an initial 50% ownership interest. Blackhawk coordinates gathering, compression, processing and marketing activities for us in connection with the development of our Utica Shale acreage. During the year ended December 31, 2012, we paid $436,000 in cash calls to Blackhawk.

Area of Mutual Interest and Related Agreements

Effective April 1, 2010, we entered into an area of mutual interest agreement with Windsor Niobrara LLC, or Windsor Niobrara, to jointly acquire oil and gas leases in Northwest Colorado for the purpose of exploring, exploiting and producing oil and gas from the Niobrara Formation. The agreement provides that each party must offer the other party the right to participate in such acquisitions on a 50/50 basis. The parties also agreed, subject to certain exceptions, to share third-party costs and expenses in proportion to their respective participating interests and pay certain other fees as provided in the agreement. In connection with this agreement, we and Windsor Niobrara also entered into a development agreement, effective as of April 1, 2010, pursuant to which we and Windsor Niobrara agreed to jointly develop the contract area, and we agreed to act as the operator under the terms of a joint operating agreement. As operator, we are responsible for daily operations, monthly operation billings and monthly revenue disbursements for these properties. For the year ended December 31, 2012, we billed Windsor Niobrara $7,545,000 and, at December 31, 2012, Windsor Niobrara owed us $173,000 for these services. Windsor Niobrara is controlled by Wexford.

Effective July 1, 2008, we entered into an acquisition team agreement with Everest Operations Management LLC, or Everest, to identify and evaluate potential oil and gas properties in which we and Everest or its affiliates may wish to invest. Pursuant to this agreement, the Company and Everest each agreed to form an acquisition team. Upon a successful closing of an acquisition or divestiture, the party whose acquisition team identified the acquisition or divestiture is entitled to receive a fee from the other party and its affiliates, if applicable, participating in such closing. The fee is equal to 1% of the party’s proportionate share of the acquisition or divestiture consideration. The agreement has a one-year term unless earlier terminated by either party upon 30 days notice. Affiliates of Everest were billed approximately $1,087,000 under this acquisition team agreement during the year ended December 31, 2012.

Utica Shale Transactions

Windsor Ohio LLC, or Windsor Ohio, an entity controlled by Wexford, participated with us in the acquisition of certain leasehold interests in acreage located in the Utica Shale in Ohio. We are the operator of this acreage in the Utica Shale. As operator, we are responsible for daily operations, monthly operation billings and monthly revenue disbursements for these properties. For the year ended December 31, 2012, we billed Windsor Ohio approximately $163,650,000 for these services. At December 31, 2012, Windsor Ohio owed us approximately $6,520,000 for these services. Liddell Investments, LLC, or Liddell Investments, an entity controlled by our Chairman of the Board, has a 10% interest in Windsor Ohio. For the year ended December 31, 2012, we billed approximately $2,020,000 to Liddell Investments directly for these services and, at December 31, 2012, all of this amount was owed to us. For the year ended December 31, 2012, we paid Liddell Investments approximately $102,000 in respect of its interest in Windsor Ohio.

In December 2012, we entered into a purchase and sale agreement with Windsor Ohio pursuant to which Windsor Ohio agreed to sell to us approximately 30,000 net acres which, at the time, represented 50% of its right, title and interest in and to certain leasehold interests in the Utica Shale in Eastern Ohio. The parties subsequently amended that agreement to provide for our acquisition of approximately 7,000 additional net acres. The aggregate purchase price for these interests was approximately $372.0 million, subject to certain adjustments. Windsor Ohio retained its interest in 14 existing wells, along with certain acreage surrounding those wells. As discussed above, Windsor Ohio participated with us in the acquisition of our Utica Shale leases and through this transaction, we acquired an additional approximately 27.5% interest in these leases, increasing our working interest in the acreage to 77.7%. The transaction closed on December 24, 2012. All of the acreage included in this transaction was nonproducing at the time of the acquisition and we are the operator of all of this acreage, subject to existing development and operating agreements between the parties. Pending the completion of title review after the closing, approximately $53.9 million of the purchase price was placed in an escrow account. The escrow account will terminate on April 30, 2013 and the escrow amount will be distributed to either us or Windsor Ohio based on any title benefits or title defects resulting from the title review. The transaction was approved by a special committee of our board of directors, which engaged independent counsel and financial advisors to assist with its review.

In February 2013, we entered into another purchase and sale agreement with Windsor Ohio pursuant to which Windsor Ohio agreed to sell to us approximately 22,000 net acres representing 100% of its right, title and interest in and to certain leasehold interests in the Utica Shale in Eastern Ohio for approximately $220.4 million, subject to certain adjustments. This transaction, which closed on February 15, 2013, excluded Windsor Ohio’s interest in 14 existing wells and 16 proposed future wells together with certain acreage surrounding those wells. Through this most recent transaction, we acquired an additional approximately 16.2% interest in our Utica Shale leases, increasing our working interest in the acreage to 93.8%. All of the acreage included in this transaction was nonproducing at the time of the acquisition and we are the operator of all of this acreage, subject to existing development and operating agreements between the parties. Pending the completion of title review after the closing, approximately $33.6 million of the purchase price has been placed in an escrow account. The escrow account will terminate on May 1, 2013 and the escrow amount will be distributed to either us or Windsor Ohio based on any title benefits or title defects resulting from the title review. The transaction was also approved by a special committee of our board of directors, which engaged independent counsel and financial advisors to assist with its review. As noted above, Mr. Liddell, our Chairman of the Board, has a 10% interest in Windsor Ohio. We have been advised by Windsor Ohio that Mr. Liddell received approximately $2.9 million in respect of this interest in connection with the December 2012 transaction and approximately $19.3 million in respect of this interest in connection with the February 2013 transaction. Mr. Liddell may also receive up to an additional $5.4 million and $3.4 million in connection with these transactions, respectively, upon termination of the escrow accounts.

Rhino Exploration LLC, or Rhino, an affiliate of Wexford, has also participated with us in the acquisition of certain leasehold interest in acreage located in the Utica Shale in Ohio. We are the operator of this acreage in the Utica Shale. As operator, we are responsible for daily operations, monthly operation billings and monthly revenue disbursements for these properties. For the year ended December 31, 2012, we billed Rhino approximately $4,443,000 for these services. At December 31, 2012, Rhino owed us approximately $4,257,000 for these services.

Our Relationships with Wexford and its Affiliates

Charles E. Davidson is the Chairman and Chief Investment Officer of Wexford. He beneficially owned approximately 13.3% of our outstanding common stock as of December 31, 2011 and approximately 9.5% of our outstanding common stock as of March 13, 2012, which ownership interest was reduced to less than 1% of our outstanding common stock as of December 31, 2012. Wexford is the manager of the Wexford-controlled entities described above. As manager, Wexford has the exclusive authority to, among other things, purchase, hold and dispose of the assets of each such entity. Mr. Liddell, our Chairman of the Board, was the operating member of Windsor Permian prior to the Contribution, is the operating member of Athena, Caliber, Black Fin, Windsor Midstream, Windsor Ohio, DB Energy and Windsor Niobrara, which we refer to collectively as the “operating member companies,” and the chairman or an officer of Everest, Bison, Timber Wolf, Windsor Midstream, Windsor Ohio and Windsor Niobrara. Mr. Liddell also holds an equity interest in each of the operating member companies, Bison, Muskie and Timber Wolf, and an indirect profits interest in Grizzly Oil Sands, Inc. As a result, all distributions made by these entities and payable to the Wexford members are to be first made to the Wexford members in accordance with their respective ownership interests until they have received amounts equal to their respective capital contributions. Thereafter, distributions are to be made 90% to the Wexford members in accordance with their respective ownership interests and 10% to Mr. Liddell. Except as described above with respect to Windsor Ohio, Mr. Liddell is not currently entitled to, and has not received, distributions from any of these entities. Transactions between us and these entities are reviewed and approved by our independent directors. Mr. Liddell is not standing for re-election as one of our directors and his tenure as Chairman of the Board will end upon the conclusion of our 2013 Annual Meeting of Stockholders.

Proposal to Approve the Amendment to Our Restated Certificate of Incorporation to Increase the Total Number of Authorized Shares of Common Stock

(Item 2 on the Proxy Card)

Our restated certificate of incorporation currently provides for authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the record date, we had 77,375,107 shares of common stock outstanding, excluding 389,110 shares of our restricted common stock granted under our Amended and Restated 2005 Stock Incentive Plan but not yet vested, and no shares of preferred stock outstanding. As of the record date, we had 22,119,216 shares of common stock remaining authorized for future issuance, after deducting 505,677 shares remaining available for future issuance under our Amended and Restated 2005 Stock Incentive Plan and our 1999 Stock Option Plan.

Our stockholders are being asked to approve an amendment to our restated certificate of incorporation to increase the total number of shares of common stock that we are authorized to issue from 100,000,000 shares to 250,000,000 shares. The additional shares of common stock for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. Such additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights. The number of authorized shares of our preferred stock will not be affected by this amendment to our restated certificate of incorporation and will be maintained at 5,000,000 shares.

Our board of directors has determined that it is advisable and in the best interest of the Company’s stockholders for the Company to amend its restated certificate of incorporation to increase the total number of authorized shares of the Company’s common stock from 100,000,000 to 250,000,000 shares. Accordingly, on April 19, 2013, our board of directors approved an amendment to our restated certificate of incorporation in substantially the form attached hereto as Appendix A, subject to stockholder approval, and directed that this amendment be submitted to a vote of our stockholders.

Our board of directors believes that the number of shares of common stock presently available for future issuance under our restated certificate of incorporation is insufficient to provide us with flexibility in issuing shares for future corporate purposes and has therefore proposed to increase the number of authorized shares to ensure that we have such flexibility, without further stockholder approval, except as may be required by any federal or state law, regulation or stock exchange rules. We may issue shares in the future in connection with, among other things, public or private stock offerings, acquisitions, equity incentives for employees, strategic investments, partnerships and similar transactions and payments of stock dividends, stock splits or other recapitalizations, or for any other corporate purposes. We do not have any current plans, intentions, commitments, arrangements, understanding or agreements, either oral or written, with respect to issuances of the additional authorized shares.

In addition to these corporate purposes, an increase in the number of authorized shares of our common stock could be used to make it more difficult to, or discourage an attempt to, obtain control of our company by means of a takeover bid that our board of directors determines is not in our best interests or the best interests of our stockholders. However, our board of directors does not intend or view the proposed increase in authorized common stock as an anti-takeover measure and is not proposing the increase in response to any attempt or plan to obtain control of the Company.

The additional shares of common stock being authorized by this amendment to our restated certificate of incorporation may be issued at times and under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage ownership interest of the present holders of our common stock, none of whom have preemptive rights under our restated certificate of incorporation to subscribe for additional securities that we may issue.

Approval of the proposed amendment to our restated certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon. The proposed amendment to our restated certificate of incorporation will become effective on the date such amendment is filed with the Secretary of State of the State of Delaware, which the Company anticipates doing as soon as practicable following approval of this proposal.

Unless required by law or by the rules or regulations of Nasdaq or any other stock exchange on which our common stock may in the future be listed, no further vote by the stockholders will be sought with respect to any issuance of shares of our common stock. Under existing Nasdaq rules and regulations, subject to certain exceptions, stockholder approval would nevertheless be required where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash: (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the stock or securities. Under the existing Nasdaq rules and regulations, stockholder approval would also be required, subject to certain exceptions, in connection with a transaction other than a public offering involving: (i) the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF PROPOSAL TWO TO APPROVE THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 250,000,000 SHARES.

Proposal to Approve Our 2013 Restated Stock Incentive Plan

(Item 3 on the Proxy Card)

We are asking you to approve the Gulfport Energy Corporation 2013 Restated Stock Incentive Plan, which we refer to as the “2013 Restated Stock Incentive Plan” or the “Plan,” as set forth in Appendix B to this proxy statement. The Plan is an amendment and restatement of the Gulfport Energy Corporation Amended and Restated 2005 Stock Incentive Plan. The Plan authorizes and reserves 4,500,000 additional shares available for awards under the Plan. The Plan became effective upon approval by the Board of Directors, but no award of the additional shares authorized under the Plan may be exercised (or, in the case of stock awards, granted) until the restated Plan is approved by the stockholders of the Company. As of the date of this proxy statement no awards of the additional shares under the Plan have been made. The Plan was unanimously approved by our Board of Directors on April 19, 2013, which we refer to as the “Effective Date.” If approved by our stockholders, the amendment and restatement of the Plan will do the following:

•	Change the name of the Plan.

•

Increase the aggregate number of shares that may be issued under awards under the Plan from 3,000,000 to 7,500,000 shares. Both the prior and the amended share reserve include 627,337 outstanding options issued under the Gulfport Energy Corporation 1999 Stock Option Plan that will only be available for awards under the Plan if such outstanding options expire or are forfeited before being exercised.

•

Eliminate the availability (add-back to the share reserve) for the grant of new awards of shares that are withheld in payment of the purchase or exercise price for an award or in satisfaction of tax obligations relating to an award.

•	Eliminate the ability to grant reload options and to implement option repricing transactions without specific stockholder approval.

•	Impose a separate 25,000 share individual limit on the aggregate number of shares that may be granted to any of our eligible non-employee directors in any calendar year.

•	Expand the business criteria on which performance goals may be based for performance awards.

•	Expand the permissible consideration for exercise of an option or the award of stock to include share withholding and future services.

•

Update the Plan to reflect recent changes to the Internal Revenue Code of 1986, as amended, or the Code, including revising the definition of “fair market value” to reflect the final regulations under Section 409A of the Code, to make other conforming and clarifying amendments to comply with Section 162(m) of the Code and to reflect other legislative, regulatory and interpretive developments under various corporate, securities and accounting requirements.

•

Extend the expiration date of the 2005 Plan from January 23, 2015, to April 18, 2023, the date that is the day before the 10th anniversary of the Board’s adoption of the amendment and restatement of the Plan.

Rationale for Approval

The Plan authorizes the grant of stock options and other forms of stock-based compensation. The Board believes that stock-based compensation is a very important factor in attracting and retaining experienced and talented employees who can contribute significantly to the management, growth and profitability of our business. Additionally, the Board believes that stock-based compensation aligns the interests of our management with the interests of our stockholders. The availability of stock-based compensation not only increases employees’ focus on the creation of stockholder value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to the future success of the Company.

The Plan is the only plan pursuant to which the Company can grant stock options and other forms of stock-based compensation, and the limited number of shares remaining available under the Plan restricts the Board’s ability to make stock-based awards. As of April 1, 2013, approximately 505,677 shares remained available for future awards under the Plan.

The amendment to the Plan to eliminate the availability of shares that the Company withholds in payment of an award’s purchase or exercise price or in satisfaction of an eligible individual’s tax obligations relating to an award for granting of new awards reflects current market practices in compensation.

The amendment to the Plan to eliminate the availability to grant reload options, which provide that an option holder exercising an option by the delivery of previously acquired shares of Company stock automatically would be granted an additional option, and to eliminate the ability to reprice stock options without stockholder approval reflect current market practices in compensation.

The aggregate number of shares that may be granted under share-denominated awards are being increased to afford greater flexibility in granting such awards. A new 25,000 share limit on the number of shares that may be granted to any of our non-employee directors also is being added to reflect current market practices in compensation.

The business criteria on which performance goals may be based for performance awards are being expanded to better reflect our business and to permit performance goals that better align the interests of our management with those of the Company and our stockholders. Approval of the material terms of the performance goals set forth in the amendment and restatement of the Plan, including the expanded business criteria on which such performance goals may be based, should allow performance awards granted under the Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.

The amendments to the Plan to reflect changes under the Code are intended to reduce the likelihood of potential negative tax consequences to eligible individuals for not complying with Section 409A of the Code and to better ensure that stock options, stock appreciation rights and performance awards under the Plan will be able to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code. These amendments are not expected to have a significant effect on the 2005 Plan.

The amendments to the Plan to expand the permissible consideration alternatives to include share withholding for exercise of an option and future services as consideration for the award of stock reflect current market practices in compensation resulting from changes in accounting rules and changes in the Delaware corporation law.

For the reasons discussed above, the Board believes that these amendments are needed to attract and retain employees to implement the Company’s strategic plan and goals, to reflect market practices that align the interests of our management with the interests of our stockholders and is in the best interests of the Company and our stockholders.

Purpose of our 2013 Restated Stock Incentive Plan

Approval of the 2013 Restated Stock Incentive Plan is intended to enable the Company, and its affiliates, to obtain and retain the services of the types of employees, consultants and directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all of our stockholders. Some important factors and considerations related to the adoption of the Plan are as follows:

•	The key terms and provisions of the Plan are substantially similar to our Amended and Restated 2005 Stock Incentive Plan, which was approved by our stockholders in 2005;

•	The Plan enables us to provide competitive long-term incentive compensation; and

•	The Plan, and the policies of our Compensation Committee, restrict stock option repricing, discounted stock options and reload stock options.

Summary of our 2013 Restated Stock Incentive Plan

The following summary of our 2013 Restated Stock Incentive Plan is qualified by reference to the full text of the Plan, which is attached as Appendix B to this proxy statement.

Eligibility

The term “Awards” as used in this proposal of the proxy statement includes incentive stock options, non-statutory stock options, restricted awards (restricted stock and hypothetical restricted stock units that are settled in shares of stock), performance awards and stock appreciation rights granted under the Plan. Our employees, consultants and directors and those of our affiliates are eligible for Awards, provided that incentive stock options may be granted only to employees. All other Awards, including non-statutory stock options, restricted awards, performance awards and stock appreciation rights, may be granted to our employees, directors and consultants and those of our affiliates. Currently there are approximately 26 employees who are eligible to participate in the Plan, but this number is subject to change from time to time. In addition, the maximum number of shares with respect to which Awards can be granted to any employee in any fiscal year is limited to 1,000,000 shares.

Administration of the Plan

The Board of Directors will administer the Plan, until the Board of Directors delegates the administration of the Plan to a committee. The Board of Directors has delegated the administration of the Plan to the Compensation Committee, who will administer the Plan with respect to Awards and to whom we refer as the “Administrator.”

The Administrator has the authority to:

•	construe and interpret the Plan and apply its provisions;

•	promulgate, amend and rescind rules and regulations relating to the administration of the Plan;

•	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

•

delegate its authority to one or more officers of the Company with respect to Awards that do not involve the Company’s chief executive officer, or the four other highest compensated officers of the Company, or “insiders” within the meaning of Section 16 of the Exchange Act, subject to specified limits on the number of shares that may be granted pursuant to that delegation;

•	determine when Awards are to be granted under the Plan;

•	from time to time, select, subject to the limitations set forth in this Plan, those people to whom Awards will be granted;

•	determine the number of shares of common stock to be made subject to each Award;

•	determine whether each option is to be an incentive stock option or a non-statutory stock option;

•

prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and right of repurchase provisions, and to specify the provisions of the Award agreement relating to that grant or sale;

•	amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding award, subject to certain limitations;

•

determine the duration and purpose of leaves of absences which may be granted to a person without constituting termination of their employment for purposes of the Plan, which periods will be no shorter than the periods generally applicable to employees under the Company’s employment policies;

•	make decisions with respect to outstanding options that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; and

•	exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

The Administrator also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, stockholder approval will be required before the repricing is effective.

Potential Dilution

As of April 1, 2013, approximately 505,677 shares remained available for future awards under the Plan prior to amendment. The total number of shares of common stock currently available for issuance under the Plan, which includes (a) 4,500,000 newly authorized shares of common stock plus (b) 3,000,000 previously authorized shares (which includes 627,337 prior outstanding options issued under the Gulfport Energy Corporation 1999 Stock Option Plan that will only be available for awards under the Plan if such prior outstanding options expire or are forfeited before being exercised), represent approximately 9.7 percent of the Company’s outstanding shares on April 1, 2013. As of April 1, 2013, the market value of the common stock underlying the shares issuable upon exercise of options available for award under the terms of the Plan was $22,962,792 based upon a closing per share price of $45.41 as quoted on the NASDAQ Global Select Market on such date.

Awards and Terms

Types of Awards

The following awards may be granted under the Plan (i) options intended to qualify as incentive stock options under Section 422 of the Code, (ii) non-statutory stock options not specifically authorized or qualified for favorable federal income tax consequences, (iii) restricted stock awards consisting of shares of common stock that are subject to a substantial risk of forfeiture (vesting) restriction for some period of time, (iv) restricted stock unit awards consisting of hypothetical shares of common stock that are subject to a substantial risk of forfeiture (vesting) restriction for some period of time and are settled upon vesting or other specified settlement date by the transfer of Common Stock, (v) unrestricted stock awards that are free of any vesting restrictions, (vi) performance awards entitling the recipient to acquire shares of common stock or to vest in shares of common stock upon the attainment of specified performance goals and (vi) stock appreciation rights.

Options

•

Exercise Price—Subject to certain exceptions, the exercise price of an incentive stock option or a non-statutory stock option, which we refer to collectively as “options,” must be at least 100% of the fair market value of the common stock subject to that option on the date that option is granted, provided that the exercise price of an incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, or of any of our affiliates, must be at least 110% of the fair market value of the common stock subject to that option on the date of grant.

•

Expiration Date—No option will be exercisable after the expiration of ten years from the date it was granted, provided that an incentive stock option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of our stock, or of any of our affiliates, will not be exercisable after the expiration of five years from the date of grant.

•

Consideration—The exercise price for common stock acquired pursuant to an option may be paid either (a) in cash or by certified or bank check at the time the option is exercised or (b) upon those terms as the Administrator may approve. The exercise price may be paid (i) by delivery to the

Company of other common stock, duly endorsed for transfer to the Company, with a fair market value on the date of delivery equal to the exercise price due for the number of shares being acquired, or by means of attestation whereby the participant identifies for delivery specific shares of common stock that have been held for more than six months (or a longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) that have a fair market value on the date of attestation equal to the exercise price and receives a number of shares of common stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of common stock, which we refer to as a “Stock for Stock Exchange”, (ii) during any period for which the common stock is publicly traded, by a copy of instructions to a broker directing the broker to sell the common stock for which the option is exercised, and to remit to the Company the aggregate exercise price of the options, (iii) by the Company retaining the number of shares of Common Stock from any transfer to the option holder, which we refer to as “Share Withholding,” that otherwise would have been delivered by the Company on exercise of the option having a fair market value equal to all or part of the exercise price of the option exercise, in which case the option will be deemed surrendered and cancelled with respect to the number of shares retained by the Company, and (iv) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note, provided that during any period during which our common stock is publicly traded, an exercise with a promissory note or other transaction by a director or an executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by us, or our affiliates, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) will be prohibited with respect to any Award under the Plan.

•

Vesting—The options may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Administrator may provide for an acceleration of vesting and exercisability in the terms of any option agreement upon the occurrence of any specified event. Unless otherwise specified in the terms of the option agreement, each option will become exercisable at a rate of 33.333% per year over the three-year period commencing on the option’s grant date.

•

Transferability—An incentive stock option is only transferable by will or by the laws of descent and distribution, and will only be exercisable during the lifetime of the option holder by the option holder. A non-statutory stock option may be transferable to a permitted transferee upon written approval by the Administrator to the extent provided in the option agreement. If a non-statutory stock option does not provide for transferability, then the non-statutory stock option will only be transferable by will or by the laws of descent and distribution, and will only be exercisable during the lifetime of the option holder by the option holder.

•

Termination—Unless otherwise provided in an option agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an option holder’s continuous service with the Company or its affiliates terminates (other than upon the option holder’s death or disability or termination by the Company for cause), the option holder may exercise his or her option (to the extent that the option holder was entitled to exercise the option as of the date of termination) within that period of time ending on the earlier of (a) the date three months following the termination of the option holder’s continuous service, or (b) the expiration of the term of the option as set forth in the option agreement. Unless otherwise provided in an option agreement or in an employment agreement the terms of which have been approved by the Administrator, or subject to certain other exceptions set forth in the Plan, outstanding options that are not exercisable at the time an option holder’s continuous service terminates for any reason other than for cause (including an option holder’s death or disability) will be forfeited and expire at the close of business on the date of the termination. If the option holder’s continuous service terminates for cause, all outstanding options will be forfeited (whether or not vested) and will expire as of the beginning of business on the date of the termination for cause.

Restricted Awards

•	Purchase Price—The Administrator will determine the purchase price, if any, of the restricted awards, which may be stated as cash, property, prior services or future services.

•

Consideration—The consideration for common stock acquired pursuant to a restricted award may be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or a Stock for Stock Exchange, prior or future services that the Administrator determines have a value at least equal to the fair market value of the common stock, provided that during any period during which our common stock is publicly traded, an exercise with a promissory note or other transaction by a director or an executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by us, or our affiliates, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) will be prohibited with respect to any Award under the Plan.

•

Vesting—Shares of common stock acquired under a restricted award may be subject to a restricted period that specifies a right of repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of services. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any restricted award, at any time, including in the event a change in control occurs.

•

Transferability—Shares of common stock acquired under a restricted award will not be transferable by the participant until the time the shares vest and the restrictions imposed by the terms and conditions set forth in the award agreement lapse.

•

Termination—Unless otherwise provided in a restricted award agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event a participant’s continuous service terminates for any reason, the Company may exercise its right of repurchase or otherwise reacquire, or the participant will forfeit the unvested portion of a restricted award acquired in consideration of prior or future services, and any or all of the shares of common stock held by the participant which have not vested as of the date of termination under the terms of the restricted award agreement will be forfeited and the participant will have no rights with respect to the Award.

Performance Awards

•

Performance goals—The Administrator in its sole discretion will determine the performance goals applicable to each Award and the periods during which the performance is to be measured. Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares under the performance award that will be granted or will vest if the performance goal is attained. Performance goals will meet the requirements of Section 162(m) of the Code.

•	Transferability—Performance awards and all rights with respect to a performance award may not be sold, assigned, transferred, pledged or otherwise encumbered.

•

Termination—A participant’s rights in a performance award will automatically terminate upon the participant’s termination of employment (or business relationship) with the Company and its affiliates for any reason.

•

Acceleration—At any time prior to the participant’s termination of employment (or other business relationship) by the Company or its affiliates, the Administrator may in its sole discretion accelerate, waive, or amend any or all of the goals, restrictions or conditions imposed under any performance award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any performance award at any time, including in the event a change in control occurs.

Stock Appreciation Rights

•

Restrictions on Grant—A stock appreciation right entitles the holder to receive the appreciation in the value of the common stock underlying the stock appreciation right. Stock appreciation rights may be granted alone, or provided certain requirements are met, in tandem with all or part of an option granted under the Plan. A stock appreciation right may only be granted if the stock appreciation right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements for nonqualified deferred compensation under Section 409A of the Code.

•

Exercise—The Administrator has discretion to settle the exercise of a stock appreciation right in stock or in cash. Generally, stock appreciation rights will be settled for stock and the participant will have no right to receive a cash settlement. However, a participant may request that an exercise be settled in cash by a written request filed with the Company’s Secretary during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following that date. Upon exercise of a stock appreciation right, the holder will be entitled to receive from the Company, a number of shares of common stock, or in the discretion of the Administrator cash, with a value equal to the product of (i) the excess of the fair market value, on the date of the written request, of one share of common stock over the stock appreciation right exercise price per share specified in the stock appreciation right or its related option, multiplied by (ii) the number of shares for which the stock appreciation right will be exercised.

•

Exercise Price—The exercise price of a stock appreciation right granted by itself will be determined by the Administrator, but will not be less than 100% of the fair market value of one share of common stock on the date of grant of the stock appreciation right. A stock appreciation right granted with or subsequent to the grant of an option and in conjunction therewith or in the alternative thereto will have the same exercise price as the related option, will be transferable only upon the same terms and conditions as the related option, and will be exercisable only to the same extent as the related option.

Term

No Award may be made under the Plan after April 18, 2023.

Amendment of the Plan

The Board of Directors may at any time amend or terminate the Plan, subject to approval by our stockholders to the extent stockholder approval is necessary under any applicable law or any NASDAQ listing standards. Subject to certain exceptions, an amendment of the Plan may not impair the rights under any award granted before an amendment of the Plan unless (a) we request the consent of the participants under the Plan and (b) the participants consent in writing. However, the cancellation of an Award in exchange for cash equal to the fair market value of vested stock, or, in the case of options, the difference between the fair market value and the exercise price of the vested options that are subject to exercise, will not be an impairment that requires consent.

Amendment of Awards

The Administrator may at any time amend the terms of one or more Awards, provided that the Administrator may not adopt any amendment which would otherwise constitute an impairment of the rights under any award unless (a) the Company requests the consent of the participant and (b) the participant consents in writing. However, the cancellation of an Award in exchange for cash equal to the fair market value of vested stock, or, in the case of options, the difference between the fair market value and the exercise price of the vested options that are subject to exercise, will not be an impairment that requires consent.

Federal Income Tax Consequences of the Plan

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

The Code requires that, for treatment of an option as an incentive stock option, common stock acquired through the exercise of the option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an option that otherwise qualifies as an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-statutory stock option for federal income tax purposes.

A participant will not realize any income upon grant of a non-statutory stock option. Upon the exercise of a non-statutory stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the exercise price paid at the time of exercise. The Company will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act.) We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Stock Appreciation Rights

A participant will not realize any income upon grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the stock appreciation right. The Company will be able to deduct this same amount for federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m)

In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation exceeding $1 million per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Plan is intended to satisfy an exception with respect to grants of options and stock appreciation rights to such covered employees. In addition, the Plan is designed to permit granting of restricted stock and restricted stock units as performance awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Code. However, the Company reserves the authority to award non-deductible compensation as it deems appropriate.

Section 280G

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control of the Company may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax on the participant. The Plan provides the Administrator discretion to provide for acceleration of awards upon a change in control.

New Plan Benefits

The number of Awards (i) that would have been received by or allocated to our executive officers, directors and employees for fiscal year 2012 if the Plan had been in effect and (ii) that will be received by or allocated to our executive officers, directors and employees under the Plan is undeterminable because Awards under the Plan are discretionary.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF OUR 2013 RESTATED STOCK INCENTIVE PLAN.

Proposal to Approve, on an Advisory Basis, the Company’s Executive Compensation

(Item 4 on the Proxy Card)

In accordance with the Dodd-Frank Act, our board of directors is providing our stockholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our board of directors or the Compensation Committee. While the vote on executive compensation is solely advisory in nature, our board of directors and the Compensation Committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail the Company’s compensation policy and compensation arrangements which the Company believes are appropriate and reasonably consistent with market practice and with the long-term interests of the Company and its stockholders. In furtherance of the Company’s goals and objectives, the Compensation Committee, among other things, ensures that the Company’s executive compensation arrangements (i) do not incentivize executives to take unnecessary risks, (ii) do not include excessive change in control provisions and (iii) include long-term vesting provisions in the restricted stock grants to encourage executives to focus on long-term performance.

We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2014 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 4.

Proposal to Ratify the Appointment of Our Independent Auditors

(Item 5 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal year 2013. The Audit Committee has appointed Grant Thornton to serve as independent auditors.

What services do the independent auditors provide?

Audit services of Grant Thornton for fiscal 2012 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters and other services as described below.

How much were the independent auditors paid in 2011 and 2012?

Grant Thornton’s fees for professional services totaled $440,960 for 2011 and $647,806 for 2012. Grant Thornton’s fees for professional services included the following:

•

Audit Fees – aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits and accounting consultations were $440,960 in 2011 and $564,866 in 2012.

•

Audit-Related Fees – aggregate fees for audit-related services, consisting of audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations, were $0 in 2011 and $82,940 in 2012.

•	Tax and All Other Fees – there were no tax or other fees for products or services provided by Grant Thornton in addition to the services described above in 2011 or 2012.

Does the Audit Committee approve the services provided by Grant Thornton?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton LLP in fiscal 2011 and 2012 were pre-approved by our audit committee. No non-audit services were provided to us by Grant Thornton in 2011 or 2012.

Will a representative of Grant Thornton LLP be present at the meeting?

Yes, one or more representatives of Grant Thornton will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

What vote is required to approve this proposal?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

Has Grant Thornton LLP always served as Gulfport’s independent auditors?

Grant Thornton has served as our independent auditors since 2005.

What does the board of directors recommend?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2013.

Solicitation by Board; Expenses of Solicitation

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy material used in the solicitation of proxies.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including with respect to the nomination of directors, at the 2014 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must be received no later than January 14, 2014.

Stockholders who wish to propose a matter for action at the 2014 Annual Meeting, including with respect to the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our by-laws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between February 14, 2014 and March 15, 2014. You can obtain a copy of our by-laws by writing the Corporate Secretary at the address below, or via the Internet at www.gulfportenergy.com under our “Corporate Governance” caption.

All written proposals should be directed to Michael G. Moore, Corporate Secretary, Gulfport Energy Corporation, 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Corporate Secretary at the address provided above and include the information required by our bylaws and discussed on page  11 of this proxy statement.

Availability of Form 10-K and Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Director of Investor Relations, Gulfport Energy Corporation, 14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134 or via the Internet at www.gulfportenergy.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you would like to receive your own set of the annual report and proxy statement this year or in future years, follow the instructions described below. Similarly, if you share an address with another Gulfport stockholder and together both of you would like to receive in the future only a single annual report and proxy statement, follow these instructions:

•

If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your shares, please contact your broker or nominee.

Other Matters

The board of directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Appendix A

Form of Certificate of Amendment No. 2 of

the Restated Certificate of Incorporation of

Gulfport Energy Corporation

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Gulfport Energy Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Gulfport Energy Corporation.

2. Article IV of the Corporation’s Restated Certificate of Incorporation is hereby amended by striking the introductory sentence of Article IV and the first sentence of paragraph (a) of Article IV in their entirety and replacing them with the following:

“The Corporation is hereby authorized to issue a total of two hundred fifty-five million (255,000,000) shares of capital stock which shall be subdivided into classes as follows:

(a) two hundred fifty million (250,000,000) shares of the Corporation’s capital stock shall be denominated as Common Stock, have a par value of $0.01 per share, and have the rights, powers and preferences set forth in this paragraph.”

3. The above-referenced amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Gulfport Energy Corporation has caused this Certificate of Amendment to be executed as of June     , 2013.

GULFPORT ENERGY CORPORATION

By:
Name:
Office:

A-1

Appendix B

GULFPORT ENERGY CORPORATION

2013 RESTATED STOCK INCENTIVE PLAN

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

GULFPORT ENERGY CORPORATION

2013 RESTATED STOCK INCENTIVE PLAN

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

[i]

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

[ii]

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

[iii]

GULFPORT ENERGY CORPORATION

2013 RESTATED STOCK INCENTIVE PLAN

ARTICLE 1 PURPOSE, ELIGIBILITY

1.1 General Purpose. The name of the Plan is the Gulfport Energy Corporation 2013 Restated Stock Incentive Plan. This Plan is an amendment and restatement of the Gulfport Energy Corporation 2005 Stock Incentive Plan. The purpose of the Plan is to enable the Company and any Related Company to obtain and retain the services of the types of Employees, Consultants, and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Related Companies.

1.3 Available Awards. The Plan provides a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: Incentive Stock Options, Nonstatutory Stock Options, Restricted Awards (Restricted Stock and Restricted Stock Units), Performance Awards and Stock Appreciation Rights.

ARTICLE 2 DEFINITIONS

2.1 “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.2 “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award (Restricted Stock and Restricted Stock Units), a Performance Award and a Stock Appreciation Right.

2.3 “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.

2.4 “Beneficial Owner” has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, that Person will be deemed to have beneficial ownership of all securities that that Person has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only after the passage of time, the satisfaction of performance goals or both. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cashless Exercise” has the meaning set forth in Section 6.3.

2.7 “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Related Companies and which agreement or policy manual provides for a definition of Cause, as defined therein; and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or a Related Company; (ii) conduct tending to bring the Company into substantial public disgrace or

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

disrepute; (iii) gross negligence or willful misconduct with respect to the Company or a Related Company; or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.8 “Change in Control” means:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person;

(b) The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c) The adoption of a plan relating to the liquidation or dissolution of the Company; or

(d) The consummation of any transaction (including, without limitation, any merger, consolidation or exchange) resulting in any Person becoming the Beneficial Owner of more than 50% of the combined voting power of the Company (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation, reorganization or sale of stock is owned, directly or indirectly, by persons who were not stockholders of the Company immediately prior to such merger, consolidation, reorganization or sale of stock; provided, however, that in making the determination of ownership by the stockholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as stockholders of another party to the transaction shall be disregarded.

The foregoing notwithstanding, a transaction will not constitute a Change in Control if (x) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before the transaction; (y) it constitutes an initial public offering or a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a security on an interdealer quotation system; or (z) solely because 50% or more of the total voting power of the Company’s then outstanding securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Related Company, or (2) any company that, immediately before the acquisition, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before the acquisition.

2.9 “Code” means the Internal Revenue Code of 1986, as amended.

2.10 “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.11 “Common Stock” means the common stock of the Company.

2.12 “Company” means Gulfport Energy Corporation, a Delaware corporation.

2.13 “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or a Related Company pursuant to a written agreement, so long as those services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

2.14 “Continuous Service” means that the Participant’s service with the Company or a Related Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Related Company as an Employee, Director or Consultant or a change in the entity for which the Participant renders service, so long as there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Related Company or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.15 “Covered Employee” means an Employee who is or could become a “covered employee” within the meaning of Code Section 162(m)(3) and the regulations and interpretive guidance issued thereunder.

2.16 “Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Administrator’s action, the date on which the Administrator adopts a resolution or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a subsequent date is set forth in the resolution or determined by the Administrator as the Date of Grant, then the date set forth in the resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

2.17 “Detrimental Activity” means: (a) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (c) failure or refusal to disclose promptly or assign to the Company all right, title, and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant’s employment for Cause; (e) any breach of a restrictive covenant contained in any employment or service agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (f) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (g) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.

2.18 “Director” means a member of the Board.

2.19 “Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Related Company by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death; except that for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.9 hereof, the term Disability has the meaning ascribed to it under Code Section 22(e)(3). The Administrator will determine whether an individual has a Disability under

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

procedures established by the Administrator. Except in situations where the Administrator is determining Disability within the meaning of Code Section 22(e)(3) for purposes of the term of an Incentive Stock Option pursuant to Section 6.9 hereof, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Related Company in which a Participant participates.

2.20 “Effective Date” means April 19, 2013, the date the Board adopted the restatement of the Plan. The Plan originally was adopted effective January 24, 2005.

2.21 “Employee” means any person employed by the Company or a Related Company. Mere service as a Director or payment of a director’s fee by the Company or a Related Company is not sufficient to constitute “employment” by the Company or a Related Company.

2.22 “Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act; a foreign national securities exchange that is officially recognized, sanctioned or supervised by governmental authority; and any over-the-counter market that is reflected by the existence of an interdealer quotation system.

2.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.24 “Exercise Price” has the meaning set forth in Section 6.2 of the Plan.

2.25 “Fair Market Value” means, as of any date, the value of the Common Stock determined using a method consistent with the definition of fair market value found in Treasury Regulation section 1.409A-1(b)(5)(iv) and any regulatory interpretations issued thereunder, and will be determined using a method that is a presumptively reasonable valuation method thereunder as determined below.

(a) On any date on which shares of Common Stock are readily tradable on an Established Securities Market, if the Common Stock is admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on the last sale before or the first sale after the Date of Grant of an Award; the closing price on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based on an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on that valuation method must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the same and substantially similar programs.

(b) If the Common Stock is readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based upon the average of the highest bid and lowest asked prices of the Common Stock reported on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based upon an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on that valuation method must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the same and substantially similar programs.

(c) If the Common Stock is not readily tradable on an Established Securities Market, the Administrator shall determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations issued thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant), and that determination will be conclusive and binding on all Persons.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

2.26 “Free Standing SAR” has the meaning set forth in Section 7.3(a).

2.27 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations issued thereunder.

2.28 “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, and any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for Director without objection to the nomination) will be an Incumbent Director. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be an Incumbent Director.

2.29 “Insider” means an individual subject to Section 16 of the Exchange Act and includes an Officer, a Director or any other person who is directly or indirectly the Beneficial Owner of more than 10% of any class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act.

2.30 “Market Standoff” has the meaning set forth in Article 14.

2.31 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.32 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.33 “Officer” means (a) before the first date on which any security of the Company is registered under Section 12 of the Exchange Act, any person designated by the Company as an officer; and (b) on and after the first date on which any security of the Company is registered under Section 12 of the Exchange Act, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations issued thereunder.

2.34 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.35 “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan and need not be identical.

2.36 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.37 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation section 1.162-27(e)(3).

2.38 “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.39 “Performance Award” means an Award granted pursuant to Section 7.2.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

2.40 “Permitted Transferee” means (a) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (b) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; except and on condition that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of the Plan and provides written notice to the Company of the transfer.

2.41 “Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof or any other entity, and includes a syndicate or group as those terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.42 “Plan” means this Gulfport Energy Corporation 2013 Restated Stock Incentive Plan. Prior to this amendment and restatement, the Plan was known as the Gulfport Energy Corporation 2005 Stock Incentive Plan.

2.43 “Prior Plan” means the Gulfport Energy Corporation 1999 Stock Option Plan.

2.44 “Prohibited Personal Loan” means any direct or indirect extension of credit or arrangement of an extension of credit to a Director or executive officer (or equivalent thereof) by the Company or a Related Company that is prohibited by Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act).

2.45 “Related Company” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Code Sections 424(e) and (f), respectively.

2.46 “Restricted Award” means any Award granted pursuant to Section 7.1, including Restricted Stock and Restricted Stock Units.

2.47 “Restricted Period” has the meaning set forth in Section 7.1.

2.48 “Restricted Stock” has the meaning set forth in Section 7.1.

2.49 “Restricted Stock Unit” means a hypothetical Common Stock unit having a value equal to the Fair Market Value of an identical number of shares of Common Stock as determined in Section 7.1.

2.50 “Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 10.7.

2.51 “Rule 16b-3” means Rule 16b-3 issued under the Exchange Act or any successor to Rule 16b-3.

2.52 “Securities Act” means the Securities Act of 1933, as amended.

2.53 “Stock Appreciation Right” or “SAR” means the right pursuant to an Award granted under Section 7.3 to receive an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date the Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by the right or portion thereof, over (b) the aggregate Strike Price of the right or portion thereof.

2.54 “Stock for Stock Exchange” has the meaning set forth in Section 6.3.

2.55 “Strike Price” means the threshold value per share of Common Stock, the excess over which will be payable upon exercise of a Stock Appreciation Right, as determined by the Administrator pursuant to Section 7.3(d) and set forth in the Award Agreement for a Stock Appreciation Right.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

2.56 “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after a merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into shares entitled to vote.

2.57 “Tandem SAR” has the meaning set forth in Section 7.3(a).

2.58 “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Related Companies.

ARTICLE 3 ADMINISTRATION

3.1 Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2 Authority of Administrator. The Administrator will have the power and authority to select Participants and grant Awards pursuant to the terms of the Plan.

3.3 Specific Authority. In particular, the Administrator will have the authority to:

(a) construe and interpret the Plan and apply its provisions;

(b) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or Insiders, which delegation shall be pursuant to a resolution that specifies the total number of shares of Common Stock that may be subject to Awards by the Officer and the Officer may not make an Award to himself or herself;

(e) determine when Awards are to be granted under the Plan;

(f) select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted;

(g) determine the number of shares of Common Stock to be made subject to each Award;

(h) determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option;

(i) prescribe the terms and conditions of each Award, including, without limitation, the Strike Price or Exercise Price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to the grant or sale;

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

(j) subject to the restrictions applicable under Section 12.4, amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price, Exercise Price or Strike Price or the term of any outstanding Award; except that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, the amendment will also be subject to the Participant’s consent (for the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to an Option and the Exercise Price, will not constitute an impairment of the Participant’s rights that requires consent);

(k) determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law;

(l) make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers capital adjustments; and

(m) exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.

3.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan will be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5 The Committee.

(a) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom that authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and shall keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee shall establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Common Stock is Registered. Whenever the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board will have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3, Code Section 162(m), or both. If, however, the Board intends to satisfy those exemption requirements, with respect to Awards to any Covered Employee or to any Officer or Director, the Committee must at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of that authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

Employees and are not expected to be Covered Employees at the time of recognition of income resulting from the Award or (B) not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then Insiders. Nothing in this Plan is intended to create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Company shall indemnify the Administrator against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company shall not unreasonably withhold) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding that the Administrator did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful. Notwithstanding the foregoing, it is a condition precedent to the Company’s obligations in this Section 3.6 that within 60 days after institution of any such action, suit or proceeding, the Administrator or Committee member shall, in writing, offer the Company the opportunity at its own expense to handle and defend the action, suit or proceeding.

ARTICLE 4 SHARES SUBJECT TO THE PLAN

4.1 Share Reserve. Subject to adjustment pursuant to Section 11.1, the maximum aggregate number of shares of Common Stock that may be issued upon exercise of all Awards under the Plan is 7,500,000 shares, all of which may be used for Incentive Stock Options or any other Awards. Prior to this amendment and restatement, an aggregate of 3,000,000 Shares were reserved for issuance under the Plan, which included 627,337 shares underlying outstanding options granted to Employees under the Prior Plan prior to the original Effective Date of this Plan. This amendment and restatement authorizes an additional 4,500,000 Shares that may be issued in connection with Awards under the Plan.

4.2 Reversion of Shares to the Share Reserve. If any Award for any reason is forfeited, cancelled, expires or otherwise terminates without exercise or settlement, in whole or in part, the shares of Common Stock not acquired under the Award will revert to and again become available for issuance under the Plan. If the Company reacquires shares of Common Stock issued under the Plan pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 10.7, those shares will again be available for purposes of the Plan. Each share of Common Stock subject to any Award granted hereunder will be counted against the share reserve set forth in Section 4.1 on the basis of one share for every share subject thereto. Notwithstanding anything in the Plan to the contrary, shares of Common Stock used to pay the required Exercise Price or tax obligations or shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant, will not be available again for other Awards under the Plan. Awards, or portions thereof, that are settled in cash and not in shares of Common Stock will not be counted against the foregoing maximum share limitations. Any shares of Common Stock attributable to options that are forfeited, cancelled, expire unexercised or are settled in cash instead of stock under the Prior Plan will be available, subject to the limitations set forth in this Article 4, for issuance under the Plan.

4.3 Source of Shares. The shares that may be issued pursuant to Awards will consist of shares of the Company’s authorized but unissued Common Stock and any shares of the Common Stock held by the Company as treasury shares.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

ARTICLE 5 ELIGIBILITY

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

5.2 Ten Percent Stockholders. An Incentive Stock Option granted to a Ten Percent Stockholder must have an Exercise Price no less than 110% of the Fair Market Value of the Common Stock at the Date of Grant and must not be exercisable after the expiration of five years from the Date of Grant.

5.3 Section 162(m) Limitation. Subject to the provisions of Section 11.1 relating to adjustments upon changes in the shares of Common Stock, no Person will be eligible to be granted Awards (including, without limitation, Options and SARs) covering more than 1,000,000 shares in the aggregate during any calendar year.

5.4 Directors. Each Director of the Company who is not an Employee will be eligible to receive discretionary grants of Awards under the Plan. If the Board or the compensation committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of shares to be awarded under the terms of the Plan, that formula grant will be incorporated by reference and will be administered as if those terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of those Awards. Notwithstanding the foregoing, no Director who is not an Employee will be eligible to be granted Awards covering more than 25,000 shares in the aggregate during any calendar year.

ARTICLE 6 OPTION PROVISIONS

Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the Date of Grant.

6.2 Exercise Price. The exercise price per share of Common Stock for each Option (the “Exercise Price”) will not be less than 100% of the Fair Market Value per share on the Date of Grant; except that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price will be no less than 110% of the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding the foregoing, an Option granted pursuant to an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the Date of Grant.

6.3 Consideration. The Optionholder shall pay the Exercise Price of Common Stock acquired pursuant to an Option, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised, or (b) in the Administrator’s discretion and upon such terms as the Administrator approves: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof)

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

due for the number of shares being acquired or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock held by the Participant that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) during any period for which the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions to a broker directing the broker to sell the Common Stock for which the Option is exercised and to remit to the Company the aggregate Exercise Price of the Option (a “Cashless Exercise”); (iii) subject to the Administrator’s discretion and on such terms as the Administrator may approve, by notice of exercise including a statement directing the Company to retain the number of shares of Common Stock from any transfer to the Optionholder (“Share Withholding”) that otherwise would have been delivered by the Company on exercise of the Option having a Fair Market Value equal to all or part of the exercise price of the Option exercise, in which case the Option will be deemed surrendered and cancelled with respect to the number of shares retained by the Company; or (iv) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note; except that, if applicable law requires, the Optionholder shall pay the par value (if any) of Common Stock, if newly issued, in cash or cash equivalents. The interest rate payable under the terms of the promissory note may not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of the note. Unless the Administrator determines otherwise, the holder shall pledge to the Company shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan as security for payment of the unpaid balance of the loan, which pledge must be evidenced by a pledge agreement, the terms of which the Administrator shall determine, in its discretion; except that each loan must comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless the Administrator determines otherwise, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other shares of Common Stock acquired, directly or indirectly from the Company, will be paid only by shares of Common Stock that satisfy any requirements necessary to avoid liability award accounting treatment. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act or has a registration statement pending under the Securities Act, an exercise with a promissory note or other transaction by an Optionholder that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Option under the Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the Exercise Price by a Participant who is an Insider in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. The Administrator shall document any such pre-approval in the case of a Participant who is an Officer or Director in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

6.4 Transferability of an Incentive Stock Option. An Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, upon the death of the Optionholder, will thereafter be entitled to exercise the Option.

6.5 Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A Permitted Transferee includes: (a) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law,

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons (or the Optionholder) have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of the Nonstatutory Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, upon the death of the Optionholder, will thereafter be entitled to exercise the Option.

6.6 Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to, provide that no Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event. Unless otherwise specified in the terms of any Option Agreement, each Option granted pursuant to the terms of the Plan will become exercisable at a rate of 33.333% per year over the three-year period commencing on the Date of Grant of the Option.

6.7 Termination of Continuous Service. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise the Option as of the date of termination) but only within the period ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option will terminate. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6.8, 6.9 and 6.10, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) will be forfeited and expire at the close of business on the date of termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) will be forfeited and expire as of the beginning of business on the date of termination for Cause.

6.8 Extension of Termination Date. An Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason (other than upon the Optionholder’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option will terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1, or (b) the date that is 30 days after the exercise of the Option would no longer violate any applicable federal, state or local law.

6.9 Disability of Optionholder. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

(to the extent that the Optionholder was entitled to exercise the Option as of the date of termination), but only within the period ending on the earlier of (a) the date 12 months following termination, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in this Section 6.9, the Option will terminate.

6.10 Death of Optionholder. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified this Section 6.10, the Option will terminate.

6.11 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value of Common Stock on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Related Companies) exceeds $100,000, the Options or portions thereof which exceed that limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

6.12 Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. In that case, the shares of Common Stock acquired on exercise will be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.

6.13 Transfer, Approved Leave of Absence. For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (a) a transfer to the employment of the Company from a Related Company, from the Company to a Related Company or from one Related Company to another; or (b) an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the period of leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.

6.14 Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of the Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of the Incentive Stock Option will be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of those shares of Common Stock.

ARTICLE 7 PROVISIONS OF AWARDS OTHER THAN OPTIONS

7.1 Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that the Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for the period (the “Restricted Period”) determined by the Administrator. Each Restricted Award will be in such form and will contain terms, conditions, and Restricted Periods as the Administrator deems appropriate, including the treatment of dividends

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

or dividend equivalents, as the case may be. The Administrator in its discretion may provide for the acceleration of the end of the Restricted Period in the terms of any Restricted Award, at any time, including in the event of a Change in Control. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price. The purchase price of Restricted Awards, if any, will be determined by the Administrator, and may be stated as cash, property or prior or future services. Shares of Common Stock acquired in connection with any Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as determined by the Administrator.

(b) Consideration. The Participant shall pay the consideration for Common Stock acquired pursuant to the Restricted Award either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property, a Stock for Stock Exchange or prior or future services that the Administrator determines have a value at least equal to the Fair Market Value of the Common Stock. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act or has a registration statement pending under the Securities Act, payment with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Restricted Award under the Plan.

(c) Vesting. The Restricted Award, and any shares of Common Stock acquired under the Restricted Award, may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company, or forfeiture where the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Administrator. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Award, at any time, including upon a Change in Control. The Administrator in its discretion may grant a Restricted Award that is, in whole or in part, vested upon grant and not subject to a Restricted Period.

(d) Termination of Participant’s Continuous Service. Unless otherwise provided in a Restricted Award or in an employment or service agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit, the unvested portion of a Restricted Award acquired in consideration of services, and any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Award will be forfeited and the Participant will have no rights with respect to the Award.

(e) Transferability. Rights to acquire shares of Common Stock under the Restricted Award will be transferable by the Participant only upon the terms and conditions set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Award remains subject to the terms of the Award Agreement.

(f) Concurrent Tax Payment. The Administrator, in its sole discretion, may (but will not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after-tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of Restricted Stock for which an election under Code Section 83(b) may be required.

(g) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and a stock certificate for the number of shares of Common Stock

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

with respect to which the restrictions have lapsed will be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless the Restricted Award is subject to a deferral condition that complies with Section 409A of the Code and the regulations thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional share of Common Stock but shall pay, in lieu thereof, the Fair Market Value of the fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Section 409A of the Code, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of the Common Stock not later than (i) the date that is 2 1/2 months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Restricted Period ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture, or (ii) such earlier date as may be necessary to avoid application of Section 409A of the Code to the Award.

(h) Rights as a Stockholder. Prior to the expiration or termination of the Restricted Period, a Participant who receives an Award of Restricted Stock will have beneficial ownership rights as a stockholder (voting and dividend rights) only to the extent specified in the Award Agreement. The Award Agreement may specify the extent, if any, of Participant’s voting and dividend rights under the Restricted Stock prior to the expiration or termination of the Restricted Period, including whether dividends attributable to unvested shares of Restricted Stock will be paid currently or withheld until the shares vest. A Participant receiving a Restricted Award that is denominated in hypothetical Restricted Stock Units will have the rights of a stockholder only as to shares actually received by the Participant.

7.2 Performance Awards.

(a) Nature of Performance Awards. A Performance Award is an Award entitling the recipient to vest in or acquire shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock that will be settled in the form of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion will determine whether and to whom Performance Awards will be made, the performance goals applicable under each Award, the period or periods during which performance is to be measured, and all other limitations and conditions applicable to Performance Awards. The Administrator, in its discretion, may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Awards under the Plan.

(b) Performance Goals.

(i) Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares of Common Stock under the Performance Award that will be granted or will vest if the performance goal is attained. The Administrator shall determine the performance goals before the time that 25% of the service period has elapsed, but not later than 90 days after the commencement of the service period to which the performance goal relates.

(ii) Performance goals may be based on one or more of the following business criteria, which may be applied to a Participant, a business unit or the Company and its Related Companies: revenue; sales; earnings before all or any of interest expense, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”); funds from operations; funds from operations per share; operating income; operating income per share; pre-tax or after-tax income; net cash provided by operating activities; cash available for distribution; cash available for distribution per share; working capital and components thereof; sales (net or gross) measured by product line, territory, customer or customers or other category; return on equity or

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

average stockholders’ equity; return on assets; return on capital; enterprise value or economic value added; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects; improvement in cash-flow (before or after tax); net earnings; earnings per share; earnings from continuing operations; net worth; credit rating; levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period; or the occurrence of a Change in Control.

(iii) A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis, may be based on growth rate or compound annual growth rate, and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies or otherwise as the Administrator may determine. The Administrator also may establish certain objective specified adjustments at the time the performance goals are established.

(iv) Performance goals will be objective and, if the Company is required to be registered under Section 12 of the Exchange Act, will otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee will (unless the Administrator determines otherwise) provide that if the Participant’s Continuous Service ceases prior to the end of the performance period for any reason, the Award will be payable only (A) if the applicable performance objectives are achieved; and (B) to the extent, if any, determined by the Administrator. These objective performance goals are not required to be based on increases in a specific business criterion, but may be based on maintaining the status quo or limiting economic losses. With respect to Participants who are not Covered Employees, the Administrator may establish additional objective or subjective performance goals.

(c) Restrictions on Transfer. Performance Awards and all rights with respect to the Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(d) Satisfaction of Performance Goals. A Participant will be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator), including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award. With respect only to a Performance Award that is denominated in hypothetical Common Stock units, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of the Common Stock not later than (i) the date that is 2 1/2 months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture, and (ii) such earlier date as may be necessary to avoid application of Section 409A of the Code to the Award.

(e) Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards will automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Related Companies for any reason.

(f) Acceleration, Waiver, Etc. With respect to Participants who are not Covered Employees, at any time before the Participant’s termination of Continuous Service by the Company and its Related Companies, the Administrator may in its sole discretion accelerate, waive or, subject to Article 12 hereof, amend any or all of the

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including upon a Change in Control. Notwithstanding the foregoing, with respect to a Covered Employee, no amendment or waiver of the performance goal will be permitted, and no acceleration of payment (other than in the form of unvested Common Stock) will be permitted (except in the event of the Participant’s death, Disability or upon the occurrence of a Change in Control) unless the performance goal has been attained and the Award is discounted to reasonably reflect the time value of money attributable to the acceleration.

(g) Certification. Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards will not be settled until the Administrator has made the certification specified under this Section 7.2(g).

7.3 Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing SARs”) or, if the requirements of Section 7.3(b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Tandem SARs”). In the case of a Nonstatutory Stock Option, Tandem SARs may be granted either at or after the time of the grant of the Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of the grant of the Incentive Stock Option.

(b) Grant Requirements. A Stock Appreciation Right may only be granted if it does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A Stock Appreciation Right does not provide for a deferral of compensation if: (i) the Strike Price may never be less than the Fair Market Value per share of Common Stock on the Date of Grant, (ii) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the Strike Price and the Fair Market Value per share of Common Stock on the date the Stock Appreciation Right is exercised, (iii) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (iv) the Stock Appreciation Right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c) Exercise and Payment. Upon delivery to the Administrator of a written request to exercise a Stock Appreciation Right, the holder of the Stock Appreciation Right will be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of exercise, of one share of Common Stock over the Strike Price per share specified in the Stock Appreciation Right or its related Option; multiplied by (ii) the number of shares for which the Stock Appreciation Right is exercised. Payment with respect to the exercise of a Stock Appreciation Right will be paid on the date of exercise and made in shares of Common Stock valued at Fair Market Value on the date of exercise. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator in its sole discretion.

(d) Strike Price. The Administrator shall determine the Strike Price of a Free Standing SAR, which may not be less than 100% of the Fair Market Value per share of Common Stock on the Date of Grant of the Stock Appreciation Right. The Strike Price of a Tandem SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto will be the Exercise Price of the related Option. A Tandem SAR will be transferable only upon the same terms and conditions as the related Option, and will be exercisable only to the same extent as the related Option; except that a Tandem SAR, by its terms, will be exercisable only when the Fair Market Value per share of Common Stock subject to the Tandem SAR and related Option exceeds the Strike Price per share thereof.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

(e) Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option will be exercisable will be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Tandem SAR is exercisable will be reduced upon any exercise of any related Option by the number of shares of Common Stock for which the Option has been exercised.

(f) Written Request. Unless otherwise determined by the Administrator in its sole discretion, Stock Appreciation Rights will be settled in the form of Common Stock. If permitted in the Award Agreement, a Participant may request that any exercise of a Stock Appreciation Right be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for a cash settlement may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following that date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise the Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, the written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, if the Administrator disapproves the written request, the written request will be deemed an exercise of the Stock Appreciation Right for shares of Common Stock.

(g) Disapproval by Administrator. If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise the Stock Appreciation Right for cash, the disapproval will not affect the Participant’s right to exercise the Stock Appreciation Right at a later date, to the extent that the Stock Appreciation Right will be otherwise exercisable, or to request a cash form of payment at a later date, in each case subject to the approval of the Administrator. Additionally, the disapproval will not affect the Participant’s right to exercise any related Option.

(h) Restrictions on Transfer. Stock Appreciation Rights and all rights with respect to Stock Appreciation Rights may not be sold, assigned, transferred, pledged or otherwise encumbered.

ARTICLE 8 COVENANTS OF THE COMPANY

8.1 Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy the Awards.

8.2 Securities Law Compliance. Each Award Agreement will provide that no shares of Common Stock may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of Awards; however, this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of any Awards unless and until that authority is obtained.

ARTICLE 9 USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Awards will constitute general funds of the Company.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

ARTICLE 10 MISCELLANEOUS

10.1 Acceleration of Exercisability and Vesting. The Administrator will have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2 Stockholder Rights. Except as provided in Section 11.1 hereof or as otherwise provided in an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, pursuant to its terms, and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date of issue of a Common Stock certificate.

10.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or a Related Company in the capacity in effect at the time the Award was granted or will affect the right of the Company or a Related Company to terminate (a) the employment of an Employee with or without notice and with or without Cause; (b) the service of a Consultant pursuant to the terms of the Consultant’s agreement with the Company or a Related Company; or (c) the service of a Director pursuant to the Bylaws of the Company or a Related Company, and any applicable provisions of the corporate law of the state in which the Company or the Related Company is incorporated, as the case may be.

10.4 Transfer, Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee will be deemed to result from either (a) a transfer to the employment of the Company from a Related Company, from the Company to a Related Company or from one Related Company to another; or (b) an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the period of leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.

10.5 Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to those requirements, will be inoperative if (x) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act; or (y) as to any particular requirement, a determination is made by counsel for the Company that that requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as that counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

10.6 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any one or combination of the following means (in addition to the Company’s right to withhold from any compensation paid to the

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

Participant by the Company): (a) tendering a cash payment; (b) authorizing the Company to withhold a number of shares of Common Stock from the shares otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, the Fair Market Value of which does not exceed the minimum amount of tax required to be withheld by law and in which case the Award will be surrendered and cancelled with respect to the number of shares of Common Stock retained by the Company; (c) delivering to the Company previously owned and unencumbered shares of Common Stock; or (d) by execution of a recourse promissory note by a Participant. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act or has a registration statement pending under the Securities Act, payment of the tax withholding with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Award. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an Insider by delivering previously owned and unencumbered shares of Common Stock or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. The Administrator shall document any pre-approval in the case of a Participant who is an Officer or Director in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

10.7 Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 10.7 (the “Right of Repurchase”). The Right of Repurchase for unvested Common Stock will be exercisable at a price equal to the lesser of the purchase price at which the Common Stock was acquired under the Plan or the Fair Market Value of the Common Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock will be forfeited without any repurchase). The Award Agreement may specify the period following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.

ARTICLE 11 ADJUSTMENTS UPON CHANGES IN STOCK

11.1 Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (a) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Awards granted hereunder, (b) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Incentive Stock Options granted hereunder, (c) the number and/or class of shares of Common Stock covered by outstanding Awards, (d) the maximum number of shares of Common Stock with respect to which Awards may be granted to any single Person during any calendar year, and (e) the Exercise Price of any Option and the Strike Price of any Stock Appreciation Right in effect prior to the change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of the Common Stock resulting from the transaction; provided, however, that any fractional shares resulting from the adjustment shall be eliminated by rounding down. The Administrator shall make these adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of the Award as in effect immediately prior to the corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.

11.2 Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then, subject to Section 11.3, all outstanding Awards will terminate immediately prior to that dissolution or liquidation.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

11.3 Change in Control – Asset Sale, Merger, Consolidation or Reverse Merger. In the event of a Change in Control, a dissolution or liquidation of the Company, an exchange of shares or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (a) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (b) the assumption of the Plan and the outstanding Awards by the Surviving Entity or its parent; (c) the substitution by the Surviving Entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 11.3) for the outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 11.1 hereof; (d) the cancellation of the outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the Exercise Price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (e) the cancellation of the outstanding Awards without payment of any consideration. If the Awards would be canceled without consideration for vested Awards, the Participant will have the right, exercisable during the later of the 10-day period ending on the fifth day prior to the merger or consolidation or 10 days after the Administrator provides the Award holder a notice of cancellation, to exercise the Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.

ARTICLE 12 AMENDMENT OF THE PLAN AND AWARDS

12.1 Amendment of Plan. The Board at any time may amend or terminate the Plan. However, except as provided in Section 11.1 relating to adjustments upon changes in Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of any amendment, the Board shall determine, upon advice from counsel, whether the amendment will be contingent on stockholder approval.

12.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers who are Covered Employees.

12.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations issued thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Related Company will have any liability to any Participant or any other Person as to (a) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise or settlement of any Award granted hereunder; or (b) the failure of any Award to comply with Section 409A of the Code.

12.4 Amendment of Awards. The Administrator at any time may amend the terms of any one or more Awards. However, subject to Section 12.5, no amendment may impair the rights under any Award granted before the amendment. Except as otherwise permitted under Article 11, unless stockholder approval is obtained: (a) no

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (b) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash, if doing so would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (c) the Committee may not take any other action that is considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

12.5 No Impairment of Rights. No amendment of the Plan or an Award may impair rights under any Award granted before the amendment unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or SAR, the difference between the Fair Market Value and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights that requires consent of the Participant.

ARTICLE 13 GENERAL PROVISIONS

13.1 Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if stockholder approval is required; and those arrangements may be either generally applicable or applicable only in specific cases.

13.2 Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section 11.1.

13.3 Delivery. Upon exercise of a right granted pursuant to an Award under the Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.

13.4 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

13.5 Cancellation and Rescission of Awards for Detrimental Activity.

(a) Upon exercise, payment or delivery pursuant to an Award, the Administrator may require a Participant to certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.

(b) Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity.

(c) If a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, that exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company will be entitled to set-off against the amount of that gain any amount owed to the Participant by the Company.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

ARTICLE 14 MARKET STANDOFF

Each Option Agreement and Award Agreement will provide that, in connection with any underwritten public offering by the Company of its equity securities, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for the period from and after the effective date of such registration statement as may be requested by the Company or the underwriters (the “Market Standoff”). In order to enforce the Market Standoff, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under the Plan until the end of the applicable standoff period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities that are by reason of the transaction distributed with respect to any shares of Common Stock subject to the Market Standoff or into which the shares of Common Stock thereby become convertible, will immediately be subject to the Market Standoff.

ARTICLE 15 EFFECTIVE DATE OF PLAN

This amendment and restatement of the Plan becomes effective on the Effective Date. Solely with respect to the additional Shares authorized under the amended and restated Plan and the extension of the term of the Plan in Article 16, no Award granted on or after the Effective Date may be exercised (or, in the case of an Award denominated in Shares, may be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted by the Board. The amended and restated Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on June 13, 2013 and, if approved, the amended and restated Plan shall be effective as of the Effective Date. If the stockholders of the Company fail to approve the amended and restated Plan, the terms of the Plan, as approved by stockholders prior to the amendment and restatement of the Plan, will continue to be effective.

ARTICLE 16 TERMINATION OR SUSPENSION OF THE PLAN

The Plan will terminate automatically on the day before the 10th anniversary of the Effective Date. No Award may be granted pursuant to the Plan after that date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 12.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

ARTICLE 17 CHOICE OF LAW

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of law rules.

ARTICLE 18 LIMITATION ON LIABILITY

The Company and any Related Company that is in existence or that hereafter comes into existence will have no liability to any Participant or any other person as to (1) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (2) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise or settlement of any Award granted hereunder; or (3) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.

ARTICLE 19 EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

IN WITNESS WHEREOF, upon authorization of the Board, the undersigned has executed the Gulfport Energy Corporation 2013 Restated Stock Incentive Plan, effective as of the Effective Date, on the date opposite his or her signature.

GULFPORT ENERGY CORPORATION

Dated: April 18, 2013	By:
James D. Palm, Chief Executive Officer

Gulfport Energy Corporation 2013 Restated Stock Incentive Plan

PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

Gulfport Energy Corporation

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Mike Liddell, James D. Palm and Michael G. Moore (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gulfport Energy Corporation (the “Company”) to be held on June 13, 2013 at 10:00 a.m. Oklahoma City time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the 2013 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR EACH OF THE PROPOSALS 2, 3, 4 AND 5 IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side.)

 Detach here from proxy voting card.

GULFPORT ENERGY CORPORATION

		FOR all nominees listed (except as withheld)		WITHHOLD AUTHORITY to vote for nominees listed
		☐		☐

Proposal 1 - ELECTION OF DIRECTORS

01	Donald L. Dillingham	☐		☐

02	Craig Groeschel	☐		☐

03	David L. Houston	☐		☐

04	James D. Palm	☐		☐

05	Scott E. Streller	☐		☐

Proposal 2 –Proposal to approve an amendment to the Company’s restated certificate of incorporation to increase the total number of authorized shares of common stock from 100,000,000 shares to 250,000,000 shares			FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3 – Proposal to approve our 2013 Restated Stock Incentive Plan			FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4 –Proposal to approve, on an advisory basis, the Company’s executive compensation			FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5 –Proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013			FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION OF DIRECTORS UNDER PROPOSAL 1 AND FOR EACH OF THE PROPOSALS 2, 3, 4 AND 5 IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATION.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

Signature	Signature, if held jointly	Dated , 2013

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

Proxy – Gulfport Energy Corporation.

You are cordially invited to attend the Annual Meeting of Stockholders

To be held on June 13, 2013, at

10:00 a.m. Oklahoma City time, at

14313 North May Avenue, Suite 100, Oklahoma City, Oklahoma 73134.